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Executive Compensation

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of 2016 Annual Meeting
of Shareholders and Proxy Statement

Dear Fellow Shareholders:

You are invited to attend the annual meeting of shareholders on Tuesday, May 17, 2016, at 9:00 a.m., Central Daylight Time, at 750 Park Street, Des Moines, Iowa.

As you can see, we have some exciting news to share. We have a new look:

is now

We're the same company. Only with a bold new global identity to better represent who we are—a partner in financial progress, committed to helping people around the world live their best lives.

The notice of annual meeting and proxy statement provide an outline of the business to be conducted at the meeting. We will also report on the progress of the Company, share an update on the rollout of our new brand expression, and answer shareholder questions.

We had a significant change in leadership of the Company in 2015, with Larry Zimpleman transitioning to Chairman, and Daniel Houston taking on the role of Chief Executive Officer as a part of our planned leadership succession. More change will come following the annual meeting when Mr. Houston takes over as Chairman and Mr. Zimpleman leaves the Board having completed his last term.

We also went through an exciting initiative to redefine the Principal® brand. We continue to improve on providing a quality customer experience, simplifying our value proposition, and being a great place to do business and a successful global organization.

We encourage you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign a proxy or voting instruction card and return it in the envelope provided (if these materials were received by mail) or vote by using the telephone or the Internet. Thank you for acting promptly.

Distribution of annual meeting materials

As we've done in the past, Principal is taking advantage of the Securities and Exchange Commission's rule that allows companies to furnish proxy materials for the annual meeting via the Internet to registered shareholders. For each shareholder selecting to receive these materials electronically in the future, Principal and the Arbor Day Foundation will plant the same number of trees in a U.S. forest. In 2015, 1,116 trees were planted.

Sincerely,

Larry D. Zimpleman
Chairman

Sincerely,

Daniel J. Houston
President and Chief Executive Officer

April 7, 2016

Notice of Annual Meeting of Shareholders

Meeting Date:	Tuesday, May 17, 2016
Time:	9:00 a.m., Central Daylight Time
Location:	750 Park Street, Des Moines, Iowa 50392

The annual meeting of shareholders of Principal Financial Group, Inc. ("Company" or "Principal") will be held at 750 Park Street, Des Moines, Iowa, on Tuesday, May 17, 2016 at 9:00 a.m., Central Daylight Time. The agenda is:

1.
To elect four Class III Directors;

2.
To hold an advisory vote to approve the compensation of our named executive officers;

3.
To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2016; and

4.
To transact such other business as may properly come before the meeting.

The Company has not received notice of other matters that may be properly presented at the annual meeting.

You can vote if you were a shareholder of record on March 22, 2016. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote:

Internet	Telephone	Mail

Through the Internet: visit the website noted in the notice of Internet availability of proxy materials shareholders received by mail, on the proxy or voting instruction card, or in the instructions in the email message that notified you of the availability of the proxy materials.	By telephone: call the toll free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials.	Complete, sign and promptly return a proxy or voting instruction card in the postage paid envelope provided.

If you attend the meeting, you will need to register and present a valid, government issued photo identification. If your shares are not registered in your name (for example, you hold the shares through an account with your stockbroker), you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Principal Financial Group, Inc. common stock on March 22, 2016. Please bring that documentation to the meeting to register.

By Order of the Board of Directors

Karen E. Shaff
Executive Vice President, General Counsel and Secretary

April 7, 2016

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 17, 2016:

The 2015 Annual Report, 2016 Proxy Statement and other proxy materials are available at
www.principal.com.

Your vote is important! Please take a moment to vote by Internet, telephone or proxy card as explained in the How Do I Vote sections of this document.

2 2016 Proxy Statement

2016 Proxy Statement 3

Director Qualifications, Director Tenure, Process for Identifying and Evaluating Director Candidates and Diversity of the Board

The Nominating and Governance Committee regularly assesses the expertise, skills, backgrounds, competencies and other characteristics of Directors and candidates for Board vacancies in light of the current Board makeup and the Company's strategic initiatives, risk factors, and other relevant circumstances, such as a candidate's current employment responsibilities. The Committee also assesses personal and professional ethics, integrity, values and ability to contribute to the Board. The Board values experience as a current or former CEO or other senior executive in financial services, in international business and with financial management or accounting responsibilities. The following competencies are also particularly valued: strategic orientation, results orientation and comprehensive decision making, risk management and an understanding of current technology issues. The Committee periodically uses an outside consultant to assist with this responsibility, and these assessments provide direction in searches for Board candidates and in the evaluation of current Directors for nomination. The Committee reviews the performance of Directors whose terms are expiring as part of the determination of whether to recommend their nomination for reelection to the Board. Input is also received from the other Directors and an outside consultant may be engaged to assist with these reviews. Director performance and capabilities are evaluated against the characteristics noted above. Following the Committee's discussion, the outside consultant (or the Committee Chair) provides feedback to the Directors who were evaluated. The Board annually conducts a self-evaluation regarding its effectiveness, and the Audit, Finance, Human Resources and Nominating and Governance Committees also annually evaluate their respective committee's performance.

All Board members have:

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Experience which support the Company's core value of integrity;

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Training or experience which is useful to Principal in light of its strategy, initiatives and risk factors; and

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A demonstrated willingness and ability to prepare for, attend and participate effectively in Board and Committee meetings.

Several current independent Directors have led businesses or major business divisions as CEO or President (Ms. Bernard, Dr. Costley, Mr. Dan, Mr. Ferro, Dr. Gelatt, Mr. Hochschild, Mr. Pickerell and Ms. Tallett). The following chart shows areas central to the Company's strategy, initiatives and operations for which independent Directors have specific training and executive level experience that assists them in their responsibilities.

Though the Board does not have a formal diversity policy, diversity of the Board is a valued objective. Therefore, the Nominating and Governance Committee reviews the Board's needs and diversity in terms of race, gender, national origin, backgrounds, experiences and areas of expertise when recruiting new Directors. Forty percent of the Company's independent Directors are women. The Board's diversity objective reflects the values of the Company as

4 2016 Proxy Statement

well. Principal has been recognized as one of the National Association of Female Executives' Top Companies for Executive Women for 13 consecutive years; received top marks from the Human Rights Campaign Foundation's 2016 Corporate Equality Index; and was named one of the 25 most influential companies for veteran hiring by Diversity Journal in 2015. We also were named one of the Ethisphere Institute World's Most Ethical Companies, Forbes America's Best Employers, and Working Mother magazine's 100 Best Companies. The Board's effectiveness benefits from Directors who have the skills, backgrounds and qualifications needed by the Board and who also increase the Board's diversity.

The Board believes that its thorough Director performance reviews and healthy Board refreshment processes better serve Principal and its stakeholders than would mandatory term limits. Strict term limits would require that Principal lose the continuing contribution of Directors who have invaluable insight into Principal and its industry, strategies and operations as a result of their experience. Directors' terms must not extend past the annual meeting following their 72nd birthday. The tenure of the independent Directors is listed below. The average tenure of Principal's independent Directors is 13.2 years.

Two new independent Directors were added to the Board in 2015: Roger C. Hochschild and Blair C. Pickerell. Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, executive compensation, financial services, marketing, mergers & acquisitions, product development, risk management and strategic planning. Mr. Pickerell has extensive experience with the asset and investment management and financial services industries as well as considerable international expertise. Both additions were the result of a lengthy search that included consideration of numerous highly qualified director candidates. The search was led by the Nominating and Governance Committee, with the assistance of a search firm. Director candidates met with Betsy J. Bernard, Chair of the Nominating and Governance Committee, Lead Director Elizabeth Tallett, Mr. Zimpleman (then Chairman and CEO) and other members of senior management. The Nominating and Governance Committee is in the process of identifying a replacement for Dr. Costley, who has reached the Board's retirement age. We anticipate that three additional tenured Directors will be replaced over the next six years, continuing our process of regularly refreshing the talents and perspectives reflected on our Board. The tenure of the Directors, as reflected in the chart above, balances deep knowledge of the Company, its industry and relevant issues, with fresh perspectives and additional expertise, while providing the oversight and independence needed to meet the interests of our shareholders.

Communicating with stakeholders including clients, customers, employees, and investors, has always been an important part of how Principal conducts its business. Principal has had in place for some time a formal engagement process with shareholders around matters of corporate governance. This past year, with the Board's Lead Director, we met in person with holders of a significant percentage of the Company's outstanding Common Stock and had robust discussions regarding our core corporate governance policies. These discussions provided us with helpful insight into shareholders' views on current governance topics, which were reported to the Nominating and Governance Committee and the full Board. This process, and past engagement efforts, regularly supplement relevant communications regarding corporate governance made through the Company's website and by the Investor Relations staff.

The Nominating and Governance Committee will consider shareholder recommendations for Director candidates sent to it c/o the Company Secretary. Director candidates nominated by shareholders are evaluated in the same manner as Director candidates identified by the Committee and search firms it retains.

2016 Proxy Statement 5

Proposal One—Election of Directors

The Board is divided into three classes, each having a three-year term. All of the nominees are currently Directors of Principal. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted at the 2016 Annual Meeting for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

The Board of Directors recommends that shareholders vote "For" all of the nominees for election at the Annual Meeting.

Nominees for Class III Directors With Terms Expiring in 2019

Michael T. Dan Age: 65 Director Since: 2006

Committees: Human Resources (Chair), Nominating and Governance (since May 18, 2015)

Former Public Directorships/Past 5 Years: The Brink's Company

Mr. Dan was Chairman, President and Chief Executive Officer of The Brink's Company, a global provider of secure transportation and cash management services, from 1999-2011. The Brink's Company had 70,000 employees worldwide, operations in over 100 countries and $3.8 billion in revenue in 2011. Prior to joining Brink's, Mr. Dan served as President of Armored Vehicle Builder,  Inc.

SKILLS AND QUALIFICATIONS: In addition to leading and being responsible for financial management of Brink's, Mr. Dan has executive level experience in international operations, risk management, strategic planning, brand management, executive compensation, customer service, marketing and mergers and acquisitions.

He studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

C. Daniel Gelatt Age: 68 Director Since: 1988 (Principal Life Insurance Company ("Principal Life"), 2001 (the Company)

Committees: Audit, Human Resources, Strategic Issues

Dr. Gelatt has been President of NMT Corporation since 1987. NMT is an industry leader in mobile mapping and workforce automation software and has been providing analog and digital imaging services to clients worldwide for more than 40 years. He was an Assistant Professor in the Physics Department at Harvard University, where he earned his Ph.D., and was a research manager at the IBM T.J. Watson Research Center before joining the Gelatt companies in 1982. He is a director of Advanced Marketing Concepts, Ltd., TPI Holdings, Inc., nPoint Inc., The Gelatt Corporation, Ginkgo LLC, MNT Corporation and Elmwood Corporation.

SKILLS AND QUALIFICATIONS: In addition to leading and having financial responsibility for NMT and other Gelatt privately owned companies, Dr. Gelatt has an extensive background in software and nonlinear optimization and executive level experience in product development, marketing and strategic planning.

He earned his bachelor's and master's degrees at the University of Wisconsin and his MA and Ph.D. at Harvard University.

6 2016 Proxy Statement

Sandra L. Helton Age: 66 Director Since: 2001

Committees: Audit (Chair), Finance, Executive

Public Directorships/Past 5 Years: Lexmark International, Inc

Former Public Directorships/Past 5 Years: Covance, Inc.

Ms. Helton was Executive Vice President and Chief Financial Officer—Telephone and Data Systems, Inc. ("TDS"), a diversified telecommunications organization that includes United States Cellular Corporation, from 1998 through 2006. As of December 31, 2006, TDS served 7 million customers/units in 36 states with annual revenues of $4.5 billion. In her role, Ms. Helton had responsibility for the Finance, Information Technology, and other corporate functions. Prior to joining TDS, Ms. Helton spent 26 years with Corning Incorporated, where she held engineering, strategy and finance positions, including Senior Vice President and Treasurer from 1991-1997. She also served as Vice President and Corporate Controller of Compaq Computer Corporation from 1997-1998.

SKILLS AND QUALIFICATIONS: Ms. Helton has global executive level experience in corporate strategy, finance, accounting and control, treasury, investments, information technology and other corporate administrative functions, as well as extensive corporate governance experience.

Ms. Helton graduated from the University of Kentucky in 1971 with a B.S. degree in mathematics, summa cum laude, and earned an S.M. degree from Massachusetts Institute of Technology's Sloan School in 1977 with double majors in Finance and Planning & Control.

Blair C. Pickerell Age: 59 Director Since: August 17, 2015

Committees: Finance, Nominating and Governance (each since August 17, 2015) and Strategic Issues (since September 23, 2015)

Public Directorships/Past 5 Years: Dah Sing Financial Holdings (limited) (current).

Mr. Pickerell served as Chairman, Asia, Nikko Asset Management from 2010-July 2015. From 2007-2010, he was CEO, Asia, at Morgan Stanley Investment Management. He has also served as Chief Executive, Asia Pacific, of HSBC Asset Management and as Chairman of Jardine Fleming Funds.

Mr. Pickerell's current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong; on the International Advisory Board of the Securities and Exchange Board of India; on the Listing Committee of The Stock Exchange of Hong Kong; and as Director of the Faculty of Business and Economics of The University of Hong Kong.

The Nominating and Governance Committee used a search firm to identify and recruit Mr. Pickerell.

SKILLS AND QUALIFICATIONS: In addition to his extensive leadership record in the investment and asset management and financial services industries, Mr. Pickerell has executive level experience in the retail consumer, international, marketing, mergers & acquisitions, product development and strategic planning. He is fluent in Mandarin Chinese.

He earned a bachelor's degree from Stanford University and an MBA from Harvard Business School.

2016 Proxy Statement 7

Continuing Class II Directors With Terms Expiring in 2018

Roger C. Hochschild Age: 50 Director Since: March 18, 2015

Committees: Strategic Issues (since September 23, 2015) and Audit and Human Resources (effective May 18, 2015)

Mr. Hochschild has been the President and Chief Operating Officer of Discover Financial Services since 2004. He served as the Chief Administrative Officer, Executive Vice President and Chief Strategy Officer of Morgan Stanley from 2001 to 2004. He served as Chief Marketing Officer of Discover Financial Services from 1998 to 2001. He served as a Senior Executive Vice President of MBNA America Bank from 1994 to 1998. He has been a Director of Student Loan Corporation since December 31, 2010.

SKILLS AND QUALIFICATIONS: Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, executive compensation, financial services, marketing, mergers & acquisitions, product development, risk management and strategic planning. He holds a bachelor's degree in economics from Georgetown University and an M.B.A. from the Amos Tuck School at Dartmouth College.

Daniel J. Houston Age: 54 Director Since: 2014

Former Public Directorships/Past 5 Years: Catalyst Health Solutions, Inc.

Mr. Houston has been President and Chief Executive Officer of the Company and Principal Life since August 18, 2015. He served as President and Chief Operating Officer from November 25, 2014-August 17, 2015. He joined Principal Life in 1984, and was President—Retirement, Insurance and Financial Services ("RIS") from 2009-2014, President, RIS from 2008-2009 and Executive Vice President, RIS from 2006-2008. He is a member of the boards of directors of the American Council of Life Insurers, the Financial Services Roundtable, Business Roundtable, Iowa Business Council, Greater Des Moines Partnership, Employee Benefits Research Institute, Iowa State University Business School Dean's Advisory Council, United Way of Central Iowa and Partnership for a Healthier America.

SKILLS AND QUALIFICATIONS: Mr. Houston has operational expertise, global awareness, and deep talent leadership skills. During his career with the Company, he has worked in sales, managed numerous businesses and helped lead the transformation of the Company to a global investment management leader. He has extensive operational experience, as well as expertise in risk management, executive compensation, marketing and sales, and mergers and acquisitions.

Mr. Houston received a bachelor's of science degree from Iowa State University in 1984.

8 2016 Proxy Statement

Elizabeth E. Tallett Age: 67 Director Since: 1992 (Principal Life), 2001 (the Company)

Committees: Human Resources, Nominating and Governance, Executive

Public Directorships/Past 5 Years: Meredith Corporation, Qiagen, N. V., Anthem, Inc.

Former Public Directorships/Past 5 Years: Coventry Health Care, Inc., Immunicon, Inc., IntegraMed America, Inc., Varian, Inc. and Varian SemiConductor Equipment Associates, Inc.

Ms. Tallett has been Lead Director since 2007 and has also served as Alternate Lead Director. She was honored recently with a 2015 Outstanding Director award from the Financial Times.

Ms. Tallett was Principal of Hunter Partners, LLC, a management company for early to mid stage pharmaceutical, biotech and medical device companies, from July 2002 to Feb 2015. She continues to operate as a consultant to early stage pharmaceutical and healthcare companies. She has more than 30 years' experience in the biopharmaceutical and consumer industries.

SKILLS AND QUALIFICATIONS: Ms. Tallett's senior management experience includes being President and Chief Executive Officer of Transcell Technologies, Inc., President of Centocor Pharmaceuticals, member of the Parke-Davis Executive Committee, and Director of Worldwide Strategic Planning for Warner-Lambert. In addition to her leadership and financial management in pharmaceutical and biotechnology firms, she has executive level experience in multinational companies, international operations, economics, strategic planning, marketing, product development, technology, executive compensation and mergers and acquisitions.

She received a bachelor's degree with honors in mathematics and economics from the University of Nottingham in England.

Continuing Directors in Class I With Terms Expiring in 2017

Betsy J. Bernard Age: 60 Director Since: 1999 (Principal Life), 2001 (the Company)

Committees: Nominating and Governance (Chair), Human Resources (until May 18, 2015), Finance (effective May 18, 2015), Executive

Public Directorships/Past 5 Years: Zimmer Holdings, Inc., SITO Mobile, Inc. (Chair of the Nominating and Governance Committee)

Ms. Bernard has been Alternate Lead Director since May 21, 2007.

Ms. Bernard was President of AT&T from October 2002 until December 2003 where she led more than 50,000 employees with AT&T Business, then a nearly $27 billion organization serving four million business customers. She was Chief Executive Officer of AT&T Consumer 2001-2002, which served about 40 million consumers and contributed $11.5 billion to AT&T's normalized revenue in 2002. She was head of the consumer and small business division as Executive Vice President—National Mass Markets at Qwest Communications from 2000-2001, and responsible for all retail markets at U S West as Executive Vice President—Retail from 1998-2000. Ms. Bernard was a 2015 NACD Directorship 100 Honoree, and is the Chair of the Advisory Board of the Center on Religion, Culture & Conflict at Drew University.

SKILLS AND QUALIFICATIONS: In addition to leading and being responsible for financial management of AT&T, Ms. Bernard has executive level experience in brand management, marketing to individuals and small businesses, sales, customer care, operations, product management, electronic commerce, executive compensation, strategic planning, technology and mergers and acquisitions.

She earned her bachelor's degree from St. Lawrence University, a master's degree in business administration from Fairleigh Dickinson University, and an MA from Stanford University in the Sloan Fellow Program.

2016 Proxy Statement 9

Jocelyn Carter-Miller Age: 58 Director Since: 1999 (Principal Life), 2001 (the Company)

Committees: Finance (Chair), Nominating and Governance

Public Directorships/Past 5 Years: Interpublic Group of Companies, Inc., Netgear, Inc.

Ms. Carter-Miller has been President of TechEd Ventures since 2005, which specializes in the development and marketing of high performance educational and personal empowerment programming. She was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004, with responsibility for the company's marketing for its 846 superstores, contract, catalog and e-commerce businesses in the United States and Canada and operations in 15 other countries. Before joining Office Depot, she was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across its $30 billion revenue base and diverse businesses. She also had general management responsibility while at Motorola for network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President, Marketing and Product Development at Mattel, Inc. Ms. Carter-Miller was a 2013 NACD Directorship 100 Honoree.

SKILLS AND QUALIFICATIONS: In addition to her marketing leadership background, Ms. Carter-Miller has executive level experience in brand management, advertising, sales, multinational companies, international operations, mergers and acquisitions, product development, project management, strategic planning, technology and leadership development and training. She is also a certified public accountant.

She earned her B.S. in Accounting at the University of Illinois and an MBA in Finance and Marketing at the University of Chicago.

Dennis H. Ferro Age: 70 Director Since: 2010

Committees: Audit, Finance, Strategic Issues (Chair)

Former Public Directorships/Past 5 Years: NYMAGIC, Inc.

Mr. Ferro served as President and Chief Executive Officer of Evergreen Investment Management Company, an asset management firm, from 2003 to 2008. Evergreen had assets under management of $175 billion on December 31, 2008, served more than four million individual and institutional investors through management of a broad range of investment products including institutional portfolios, mutual funds, variable annuities and other investments, and was led by 300 investment professionals. Mr. Ferro was the Chief Investment Officer of Evergreen from 1999 to 2003. From 1994-1999, he was Executive Vice President of Zurich Investment Management Ltd. and Head of International Equity Investments, and from 1991-1994 was Senior Managing Director of CIGNA International Investments. Prior to 1991, he held positions with Bankers Trust Company in Japan, as President and Managing Director, and in Florida and New York. Mr. Ferro is a member of the Investment Committee of the American Bankers Association. During 2009-2012, Mr. Ferro served as a corporate Director and Chairman of the Investment Committee of the New York Marine and General Insurance Company, a subsidiary of NYMAGIC, Inc.

SKILLS AND QUALIFICATIONS: In addition to leading and being responsible for financial management of Evergreen Investment Management Company, Mr. Ferro has executive level experience in asset management, investment portfolio management, financial services, international operations, product development, marketing and distribution, strategic planning, executive compensation, risk management and mergers and acquisitions.

He earned a bachelor's degree from Villanova University and an MBA in finance from St. John's University. Mr. Ferro is a Chartered Financial Analyst ("CFA").

10 2016 Proxy Statement

Corporate Governance

The Company's Board and management regularly review best practices for corporate governance and modify our policies and practices as warranted. Our current best practices include:

•
Majority of independent Directors;

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All independent key committees (Audit, Finance, Human Resources and Nominating and Governance);

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Strong independent Lead Director role;

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Director resignation policy in the event of a lack of majority shareholder support;

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Policy regarding the number of other public company boards on which Directors can serve;

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Board and committee self assessments conducted annually;

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Director assessment done prior to nomination for reelection;

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Robust stock ownership guidelines for Directors;

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Diverse Board membership in terms of background, experience, gender and tenure;

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Annual shareholder engagement program to obtain valuable feedback on our compensation and governance programs;

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Annual review of CEO succession plan by the independent Directors with and without the CEO present; and

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Annual Board review of senior management long term and emergency succession plans.

Board Leadership Structure

The Board believes it should have the flexibility to establish a leadership structure that works best for Principal at any given time and reviews that structure as appropriate. Historically, the positions of Chairman of the Board and CEO have been separately held by two people or combined and held by one person, depending on prevailing circumstances. Currently, these roles are separate: Larry Zimpleman is the Chairman of the Board, and Dan Houston is the CEO. Effective immediately following the annual meeting, Mr. Houston will be both Chairman of the Board and CEO. Since 1990, the Board has appointed a Lead Director because it is important that the independent Directors have a formally acknowledged leader in addition to the Chairman of the Board who leads the Board generally. The Board regularly reviews the effectiveness of this shared leadership. The decision of whether to separate or combine the Chair and CEO positions is based on factors such as the tenure and experience of the CEO and the broader economic and operating environment of the Company. As was the case during the past year, Principal followed a pattern of separating the roles of Chairman of the Board and CEO during periods of management transition, with the prior Chairman retaining that position for a period of time as the newly appointed CEO assumes new responsibilities as the Company's chief executive. In the Company's experience, a flexible approach is preferable to an approach that either requires or disallows a combined Chairman/CEO.

Ms. Tallett is the Lead Director and Ms. Bernard is the Alternate Lead Director.

The Lead Director and Alternative Lead Director are selected by the independent Directors. The Nominating and Governance Committee reviews the assignments of Lead Director and Alternate Lead Director annually.

The Lead Director and the Chairman jointly make the decisions on the Board's agenda for each regular quarterly meeting, and the Lead Director seeks input from the other independent Directors. The Lead Director and Chairman share the duties of presiding at each Board meeting. The Chairman presides when the Board is meeting as a full Board. The Lead Director:

•
Presides when the Chairman is not present and plans and leads executive sessions of independent Directors ("Executive Sessions"). Executive Sessions generally occur at the start and end of each regularly scheduled Board meeting, and were held in conjunction with each regularly scheduled Board meeting during 2015.

•
The Lead Director also leads the Board's annual self evaluation of its performance, calls special Board meetings if the Chairman is unable to act for any reason, and leads the Board's CEO succession planning discussions.
2016 Proxy Statement 11

Role of the Board in Risk Oversight

Risk management is an essential component of our culture and business model. Management within our business units and functional areas is primarily responsible for identifying, assessing, monitoring and managing risk exposures. The Company's Enterprise Risk Management program includes a Chief Risk Officer, whose team operates independently from the business units, and an Enterprise Risk Management Committee, comprised of members from the executive management team, that provides enterprise wide oversight for material risks. The Company also has a robust internal audit function.

The Board oversees management's execution and performance of its risk management responsibilities. The Board reviews strategic threats, opportunities, and risks Principal and particular businesses or functions are managing. Oversight of other risks such as credit, market, liquidity, product, operational, cybersecurity and general business risk, is handled directly by the Board or by Board Committees as discussed below:

The Audit Committee:    risk and mitigation related to accounting, financial controls, legal, regulatory, ethics, compliance, operations and general business activities. The Audit Committee also oversees the framework and policies with respect to enterprise risk assessment and management.

The Finance Committee:    risk and mitigation related to liquidity, credit, market, product and pricing activities. The Finance Committee also oversees capital management, capital structure and financing, investment policy, tax planning, and key risks associated with significant financial transactions.

The Human Resources Committee:    risk and mitigation related to the design and operation of employee compensation arrangements to confirm they are consistent with business plans, do not encourage inappropriate risk taking and are appropriately designed to limit or mitigate risk. The Human Resources Committee also oversees succession planning and development for senior management.

The Nominating and Governance Committee:    risks and mitigation related to the Company's environmental, sustainability and corporate social responsibilities as well as the Company's political contribution activities. The Nominating and Governance Committee also monitors the need for the Board and its committees to have the collective skills and experience necessary to monitor the risks facing the Principal.

The Chief Risk Officer and other members of senior management provide reports and have discussions with the Board and its committees on our risk profile and risk management activities. Discussions include reviews of ongoing adherence to policy, impacts of external events, and how strategy, initiatives, and operations integrate with our risk objectives. The Board also receives perspectives from external entities such as our independent auditor, regulators, and consultants. These presentations and discussions provide the Board with a greater understanding of the material risks the organization faces, the level of risk in actions presented for Board approval, how certain risks relate to other risks, and whether management is responding appropriately,

During 2015, the Board deepened its emphasis on cybersecurity risk and our information security program. The Board views this risk as an enterprise wide concern that involves people, process, and technology, and accordingly treats it as a Board level matter. It embodies a persistent and dynamic threat to our entire industry that is not limited to information technology. The Board will remain focused on this critical priority by continuing to receive regular reports from the Chief Information Officer and others to ensure that it is monitoring cyber threat intelligence and taking the steps necessary to implement the needed safeguards and protocols to manage the risk.

Succession Planning and Talent Development

The Board believes that succession planning for future leadership of the Company is one of its most important roles. The Board is actively engaged and involved in talent management and reviews succession at least annually. This includes a detailed discussion of our global leadership and succession plans with a focus on key positions at the levels of senior vice president and above. In addition, the Human Resources Committee regularly discusses the talent pipeline for critical roles at a variety of organizational levels. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events and the Committee also receives regular updates on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Majority Voting

In uncontested Director elections, Directors are elected by the majority of votes cast. If an incumbent Director is not elected and no successor is elected, the Director must submit a resignation to the Board of Directors, which will

12 2016 Proxy Statement

decide whether to accept the resignation. The Board's decision and reasons in support of its decision will be publicly disclosed within 90 days of certification of the election results.

Director Independence

The Board determines at least annually whether each Director is independent, using its independence standards in these determinations. These independence standards include the New York Stock Exchange requirements for independence and are on the Company's website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (either individually or as a partner, shareholder or officer of an organization) a Director may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2016, based on:

•
A review of relationships and transactions between Directors, their immediate family members or other organizations and the Company, its subsidiaries or executive officers;

•
Questionnaires completed by each current Director regarding any relationships or transactions that could affect the Director's independence;

•
The Company's review of its purchasing, investment, charitable giving and other records; and

•
Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Ms. Bernard, Ms. Carter-Miller, Dr. Costley, Mr. Dan, Mr. Ferro, Dr. Gelatt, Ms. Helton, Mr. Hochschild, Mr. Pickerell and Ms. Tallett. The Board also determined that all current members of the Audit, Finance, Human Resources and Nominating and Governance Committees are independent.

Some Directors have categorically immaterial relationships and transactions with Principal:

•
Ms. Bernard, Dr. Gelatt, Ms. Helton, Mr. Pickerell and Ms. Tallett are customers of the Company's subsidiaries. Prior to the Demutualization (see page 57), Directors were required to own an insurance policy or annuity contract issued by Principal Life Insurance Company ("Principal Life"). All insurance policies, annuity contracts and agreements for trust services held by Directors are on the same terms and conditions as those offered to the public.

•
The Gelatt family companies (of which Dr. Gelatt is the CEO) and an affiliated trust own insurance and pension products issued by Principal Life.

•
Ms. Bernard, Mr. Pickerell and Ms. Tallett are directors, and Mr. Hochschild is an executive officer, of for profit entities with which the Company's subsidiaries conducted ordinary commercial transactions.

Certain Relationships and Related Party Transactions

Nippon Life Insurance Company ("Nippon Life"), which held approximately 6.2% of the Company's Common Stock at the end of 2015, is the parent company of Nippon Life Insurance Company of America ("NLICA"). Nippon Life, NLICA and Principal Life have had a business relationship for more than 20 years. In 2015, Nippon Life and NLICA paid the following amounts to Principal Life or its subsidiaries and affiliates: $91,670.69 for pension services for defined contribution plans maintained by NLICA and an affiliate (mostly paid by plan participants); $1,250 for deferred compensation plan services; $757,246.30 for investment services;. Principal Global Investors (Japan) Ltd. paid Nippon Life $2,607.00 for 401(k) plan administration. The Company owns approximately three percent of the common stock of NLICA and Principal Life purchased public bonds with a market value at the end of 2015 of $62,700,000 during Nippon Life's $2 billion public issuance in October of 2012. Since May 1, 2013, NLI US Investments, Inc. ("NLI"), has owned 20% of Post Advisory Group, LLC ("Post"), an affiliate of the Company. During 2015, Post paid NLI an aggregate of $2,724,846.71 in dividends.

During 2015, Principal Management Corporation, an affiliate of the Company ("PMC"), paid Wellington Management Company $3,990,303.76 for sub-advisory services furnished to a registered investment company managed by PMC. As of the end of 2015 Wellington owned approximately 6.5% of the Company's Common Stock.

As of December 31, 2015, the Vanguard Group, Inc. managed funds holding in the aggregate 8.3% of the Company's Common Stock. During 2015 Principal Shareholder Services, Inc. paid Vanguard $88,427.27 for sub-transfer agent services. Vanguard paid $1,059,786 in rent for lease of space to a borrower of the Principal Life Insurance Company general account.

2016 Proxy Statement 13

The Nominating and Governance Committee or its Chair must approve or ratify all transactions with Related Parties that are not preapproved under the Company's Related Party Transaction Policy. At each quarterly meeting, the Committee reviews any nonmaterial transactions with Related Parties. The Committee ratifies these transactions if it determines they are appropriate. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company's Related Party Transaction Policy may be found at www.principal.com.

Board Meetings

The Board held 10 meetings in 2015, five of which were two day, in person meetings. Each of the Directors then in office attended more than 75% in the aggregate of the meetings of the Board and the committees of which the Director was a member except Richard L. Keyser and Luca Maestri who left the board in May of 2015. All of the other Directors then on the Board attended the 2015 Annual Meeting.

Corporate Code of Business Conduct and Ethics

Each Director and officer of the Company has certified compliance with the Global Code of Business Conduct and Ethics, which serves as the foundation for ethical behavior across the organization. The Code is available at www.principal.com.

Board Committees

Only independent Directors may serve on the Audit, Human Resources and Nominating and Governance Committees. The Committees review their charters and performance annually. Committee charters of the Audit, Finance, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

14 2016 Proxy Statement

Current membership and responsibilities of each of the Board Committees:

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2015

Audit

•

Appointing, terminating, compensating and overseeing the Company's independent auditor and selecting the lead audit partner;

•

Reviewing and reporting to the Board on the independent auditor's activities;

•

Approving all audit engagement fees and preapproving compensation of the independent auditor for non audit engagements, consistent with the Company's Auditor Independence Policy;

•

Reviewing internal audit plans and results;

•

Reviewing and reporting to the Board on accounting policies and legal and regulatory compliance; and

•

Reviewing the Company's policies on risk assessment and management.

All members of the Audit Committee are financially literate and are independent, as defined in the New York Stock Exchange listing standards, and Ms. Helton is a financial expert, as defined by the Sarbanes-Oxley Act.

		Gary E. Costley(9) Dennis H. Ferro C. Daniel Gelatt Sandra L. Helton* Roger C. Hochschild(1)	9

Human Resources

•

Evaluating the performance of the CEO and determining his compensation relative to his goals and objectives;

•

Approving compensation for all other officers of the Company and Principal Life at the level of Senior Vice President and above officers ("Executives");

•

Approving employment, severance or change of control agreements and perquisites for Executives;

•

Overseeing Executive development and succession planning;

•

Approving salary and employee compensation policies for all other employees;

•

Administering the Company's incentive and other compensation plans that include Executives;

•

Acting on management's recommendations for broad based employee pension and welfare benefit plans;

•

Reviewing compensation programs to confirm that they encourage management to take appropriate risks; discourage inappropriate risks and act consistently with the Company's business plan, policies and risk tolerance.

		Betsy J. Bernard(2) Gary E. Costley(1,9) Michael T. Dan* C. Daniel Gelatt Roger C. Hochschild(1) Elizabeth E. Tallett	6

Nominating and Governance	• Recommends Board candidates, Board committee assignments and service as Lead and Alternate Lead Director; • Reviews and reports to the Board on Director independence, performance of individual Directors, process for the annual self evaluations of the Board and its performance and committee self evaluations, content of the Global Code of Business Conduct and Ethics, Director compensation, and the Corporate Governance Guidelines; • Reviews environmental and corporate social responsibility matters as well as the Company's political contribution activities.	Betsy J. Bernard* Jocelyn Carter-Miller Michael T. Dan(1) Blair C. Pickerell(3) Elizabeth E. Tallett	5

2016 Proxy Statement 15

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2015

Finance

•

Assists the Board with financial, investment and capital management policies;

•

Reviews capital structure and plans, significant financial transactions, financial policies, credit ratings, matters of corporate finance, including issuance of debt and equity, shareholder dividends, proposed mergers, acquisitions and divestitures; Reviews and provides guidance on financial goals;

•

Oversees investment policies, strategies and programs; Reviews policies and procedures governing the use of financial instruments including derivatives; and assists the Board in overseeing and reviewing information regarding enterprise financial risk management, including the policies, procedures and practices to manage liquidity, credit market, product and pricing risks and tax planning.

		Betsy J. Bernard(1) Jocelyn Carter-Miller* Gary E. Costley(2) Dennis H. Ferro Sandra L. Helton Blair Pickerell(3)	8

Strategic Issues	Plans the Board's annual strategic retreat.	Gary E. Costley(8) Dennis H. Ferro*(5) C. Daniel Gelatt*(6) Roger C. Hochschild(7) Blair C. Pickerell(7)	4

Executive	Acts on matters delegated by the Board which must be approved by its independent members. Has the authority of the Board between Board meetings unless the Board has directed otherwise or as mandated by law and in the By Laws.	Betsy J. Bernard Sandra L. Helton Daniel J. Houston(4) Elizabeth E. Tallett Larry D. Zimpleman(9)*	None

(1)
As of May 18, 2015
(2)
Until May 18, 2015
(3)
As of August 17, 2015
(4)
As of August 18, 2015; Mr. Houston will serve as Chairman of the Board of Directors beginning after the conclusion of the annual meeting of shareholders
(5)
Chair as of September 23, 2015
(6)
Chair until September 23, 2015
(7)
As of September 23, 2015
(8)
Until September 23, 2015
(9)
Until May 17, 2016
16 2016 Proxy Statement

Directors' Compensation

Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc. Directors who are also employees do not receive any compensation for their service as Directors. The Company provides competitive compensation to attract and retain high quality Directors. A substantial proportion of Director compensation is provided in the form of equity to help align Directors' interests with the interests of shareholders.

The Director compensation program is reviewed annually. The Nominating and Governance Committee uses the Board's independent compensation consultant, Frederic W. Cook & Co., Inc. ("Cook") to conduct a comprehensive review and assessment of Director compensation. Cook last reviewed Director compensation in November of 2015. The Company targets Director compensation at approximately the median of the peer group used for Executive compensation comparisons ("Peer Group") (see page 26), which aligns with its Executive compensation philosophy. As a result of that review and the Committee's discussion, no changes were made to the Board compensation program, except with respect to the nonexecutive Chairman, as detailed below.

Effective Since January 1, 2015

Annual Cash Retainers(1)

- Board	$95,000

- Audit Committee Chair	$20,000

- Human Resources Committee Chair	$17,500

- Finance Committee Chair	$15,000

- Nominating & Governance Committee Chair	$15,000

- Other Committee Chairs	$5,000

- Lead Director	$25,000

Annual Restricted Stock Unit Retainer(2)

- Board	$130,000

Meeting Attendance Fees

- Regularly Scheduled Board Meeting	No meeting fees

- Non-regularly Scheduled Board Meetings (in person)	$2,500 per day

- Non-regularly Scheduled Board Meetings (Telephonic)	$1,000

- Committee Meeting	$1,500

- Telephonic Committee Meeting	$1,000

(1)
Paid in two semiannual payments, in May and November, on a forward looking basis.

(2)
Grants are made at the time of the annual meeting.

Effective January 4, 2016, Mr. Zimpleman became a non executive Chairman of the Board, and he will be paid an annual retainer of $200,000 for this service, in addition to the normal compensation provided to non-employee members of the Board, both prorated for the period January 1 - May 17, 2016.

2016 Proxy Statement 17

Fees Earned by Directors in 2015

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Betsy J. Bernard	$132,000	$129,990	$261,990

Jocelyn Carter-Miller	$133,000	$129,990	$262,990

Gary E. Costley	$119,000	$129,990	$248,990

Michael T. Dan	$130,000	$129,990	$259,990

Dennis H. Ferro	$127,500	$129,990	$257,490

C. Daniel Gelatt Jr.	$123,500	$129,990	$253,490

Sandra L. Helton	$142,000	$129,990	$271,990

Roger C. Hochschild	$126,943	$145,143	$272,086

Richard L. Keyser	$6,000	$0	$6,000

Luca Maestri	$6,000	$0	$6,000

Blair C. Pickerell	$83,189	$97,866	$181,055

Elizabeth E. Tallett	$139,000	$129,990	$268,990

(1)
The amounts shown in this column reflect the grant date fair value of awards made in 2015, determined in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. These awards do not reflect actual amounts realized or that may be realized by the recipients.

Directors' Deferred Compensation Plan

Directors may defer the receipt of their cash compensation under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan has four investment options:

•
Phantom units tied to the Company's Common Stock;

•
The Principal LargeCap S&P 500 Institutional Index Fund;

•
The Principal Real Estate Securities Institutional Fund; and

•
The Principal Bond & Mortgage Securities Institutional Fund.

All of these funds are available to participants in Principal Life's Excess Plan. The returns realized on these funds during 2015 are listed in the table, "Qualified 401(k) Plan and Excess Plan," on pages 44-45.

Restricted Stock Unit Grants

Directors receive an annual grant of Restricted Stock Units ("RSUs"). The grant made in 2015 was made under the Principal Financial Group, Inc. 2014 Directors Stock Plan. RSUs are granted at the time of the annual meeting, vest at the next annual meeting and are deferred until at least the date the Director leaves the Board. At payout, the RSUs are converted to shares of Common Stock. Dividend equivalents become additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU. The Nominating and Governance Committee has the discretion to make a prorated grant of RSUs to Directors who join the Board at a time other than at the annual meeting. While the 2014 Director Stock Plan (which was approved by shareholders) affords some discretion in determining the dollar value of RSUs that may annually be awarded to each non-employee Director, it imposes a maximum limit of $230,000 ($500,000 for an Independent Chairman) on the size of the annual award that may be made to any non-employee Directors.

18 2016 Proxy Statement

As of December 31, 2015, each Director had the following aggregate number of outstanding RSUs as a result of Director compensation in 2015 and prior years, including additional RSUs as the result of dividend equivalents:

Director Name	Total RSUs Outstanding Fiscal Year End 2015 (Shares)

Betsy J. Bernard	34,373

Jocelyn Carter-Miller	36,345

Gary E. Costley	34,373

Michael T. Dan	31,913

Dennis H. Ferro	19,397

C. Daniel Gelatt	39,139

Sandra L. Helton	34,373

Roger C. Hochschild	2,839

Richard L. Keyser	0

Luca Maestri	0

Blair C. Pickerell	1,725

Elizabeth E. Tallett	38,651

Principal Life matches charitable gifts up to an annual amount of $16,000 per nonemployee Director. These matching contributions are available during a Director's term and the following three years. Principal Life receives the charitable contribution tax deductions for the matching gifts.

Directors are reimbursed for travel and other business expenses they incur while performing services for the Company. Directors' spouses/partners may accompany them to the annual Board strategic retreat. Principal pays for some of the travel expenses and amenities for Directors and their spouses/partners, such as meals and social events. Directors are also covered under the Company's Business Travel Accident Insurance Policy and Directors' and Officers' insurance coverage. In 2015 the total amount of perquisites provided to nonemployee Directors was less than $10,000 in all cases.

Directors' Stock Ownership Guidelines

To encourage Directors to accumulate a meaningful ownership level in the Company, the Board has had a "hold until retirement" stock ownership requirement since 2005. All RSU grants must be held through a Director's service on the Board, and may only be converted to Common Stock when the Director's Board service ends. The Board has a guideline that Directors own interests in Common Stock equal to five times the annual Board cash retainer within five years of joining the Board. Directors have been able to achieve this level of ownership through the RSU hold until retirement requirement. Once this guideline is met, Directors will not need to make additional share purchases if the guideline is no longer met due to a reduction in stock price, as long as the Director's ownership level is not reduced as a result of share sales.

Audit Committee Report

The Audit Committee oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2015, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards ("SAS") 114, The Auditor's Communication with those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (United States) ("PCAOB") in Rule 3200T. SAS 114 requires the independent auditor to communicate (i) the auditor's responsibility under standards of the PCAOB; (ii) an overview of the planned scope and timing of the audit; and (iii) significant findings from the audit, including the qualitative aspects of the entity's significant accounting practices, significant difficulties, if any, encountered in performing the audit, uncorrected misstatements identified during the audit,

2016 Proxy Statement 19

other than those the auditor believes are trivial, if any, any disagreements with management, and any other issues arising from the audit that are significant or relevant to those charged with governance.

The Committee received from Ernst & Young LLP the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2016.

The Committee does not have the responsibility to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Sandra L. Helton, Chair
Gary E. Costley
Dennis H. Ferro
C. Daniel Gelatt
Roger C. Hochschild

20 2016 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis (CD&A)

The CD&A describes Principal Financial Group, Inc.'s Executive compensation objectives, and philosophy. It also describes our 2015 compensation program and reviews the outcomes, including the Company's financial performance in 2015. Our "Named Executive Officers" in 2015 are listed below. Talent and succession planning are a critical part of the Board's responsibilities. In 2015, Larry Zimpleman announced his retirement, and, as part of the planned succession process, Daniel J. Houston was promoted to the position of CEO. Effective May 17, 2016, Mr. Houston will also be Chairman of the Board.

•
Larry D. Zimpleman, Chairman.    Mr. Zimpleman leads the Board of Directors. In his role as Chairman and CEO (2009 to August 18, 2015), he had overall responsibility for all of the Company's businesses, was responsible for the growth strategy, capital management and deployment and corporate functions. Mr. Zimpleman's term on the Board expires May 17, 2016.

•
Daniel J. Houston, President and Chief Executive Officer ("CEO").    Mr. Houston was appointed President and CEO on August 18, 2015. He has overall responsibility for all business of the organization, and is responsible for the Company's growth strategy, capital management and deployment and corporate functions. From November 2014 to August 18, 2015, Mr. Houston served as President and Chief Operating Officer, where he oversaw all global businesses, including Principal Global Investors, LLC. and Principal International, Inc, as well as the Retirement and Investor Services and U.S. Insurance Solutions segments of our operations.

•
Terrance J. Lillis, Executive Vice President and Chief Financial Officer.    Mr. Lillis has been Executive Vice President and Chief Financial Officer of the Company and Principal Life since March of 2014.

•
Timothy M. Dunbar, Executive Vice President and Chief Investment Officer.    Mr. Dunbar assumed his current position in 2014. He is also responsible for the Company's capital markets and corporate real estate operations.
2016 Proxy Statement 21

•
James P. McCaughan, President—Global Asset Management.    Mr. McCaughan heads the Principal Global Investors segment of our operations, overseeing all global asset management activities, including developing global strategies and identifying and analyzing market opportunities.

•
Luis Valdés, President—International Asset Management & Accumulation.    Mr. Valdés has been the head of the Principal International segment of our operations since March 2012. He is responsible for managing the Company's operations outside of the United States in our international asset management and accumulation segment.

2015 Company Highlights:

Despite external challenges in 2015, such as the volatile equity market conditions and foreign currency translation, we had strong results, with operating earnings(1) of $1.27 billion in 2015 compared to $1.32 billion in 2014. The Company continued to have strong fundamentals, solid momentum and good underlying growth.

In 2015, 93% of our investment options were above median for five-year performance at year-end, and 76 of our rated funds had 4 or 5 stars from Morningstar. This strong investment performance, responsive service, and an expanding array of offerings, resulted in our second best year of net customer cash flows on record of $23 billion.

We also saw the growth potential (and diversification benefits) of our U.S. Insurance Solutions businesses, which delivered a 20 percent increase in pre-tax operating earnings.

In 2015, the Company's total shareholder return was slightly above the average of our Peer Group used for compensation purposes (–10.5% vs. –16.6%). Our three year total shareholder return also continues to be higher, with a three year total shareholder return of 71%, compared to an average total shareholder return of 42% for companies in the Peer Group.

*Excludes The Hartford Financial, StanCorp, and Janus as they were removed from our Peer Group in 2015.

2015 Compensation Highlights

•
In 2015, the Company's shareholders voted to approve the Company's Executive compensation program. Of the votes cast, over 95% supported the Executive compensation program. The Company considered the shareholders' approval of the compensation program to be approval of the Company's compensation philosophy, which has not changed since that vote. The compensation program design and structure has also not changed in the past year, and all changes to compensation levels have been consistent with the Company's compensation philosophy.

•
Based on our 2015 annual performance achievements, many of which are outlined above, 2015 Annual incentive payout averaged 80% of target.

(1)
See Appendix B for Non GAAP Financial Measures.
22 2016 Proxy Statement

•
Based on the Company's three-year average return on equity and three-year average book value per share performance, the 2013-2015 performance based RSU's ("PSU's") vested on December 31, 2015 and 103% of the target number of shares were paid out in February 2016, according to the established performance scale, and approval by the Human Resources Committee.

Compensation Program Philosophy and Policies

Compensation Philosophy—our compensation programs are designed to:

•
Attract and retain talented Executives and motivate them to perform at the highest level and contribute significantly to the Company's long term success;

•
Align the interests of Executives and other stakeholders, including shareholders, customers and employees, by having a significant portion of the Executives' compensation in stock and requiring Executives to hold stock;

•
Reinforce the Company's pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short and long term financial and strategic objectives;

•
Cause a greater percentage of compensation to be at risk for Executives who bear higher levels of responsibility for the Company's performance; and

•
Support important corporate governance principles and established best practices.

Compensation Policies—Principal's Executive compensation program incorporates the following best practices:

•
The Human Resources Committee's independent compensation consultant is retained by the Committee to advise on Executive and Director compensation and does no other work for the Company.

•
The Human Resources Committee regularly reviews an analysis of the Company's incentive compensation plans to ensure they are designed to create and maintain shareholder value, the long term performance of the Company and do not encourage excessive risk.

•
The majority of our Executive compensation is variable and linked to meeting our short term and long term financial and strategic goals and to the performance of the Company's stock price over time. Eighty nine percent of our CEO's 2015 target compensation and an average of 78% of our other Named Executive Officer's target total compensation are variable and tied to Company performance.

•
Executives receive a significant portion of their compensation in stock as noted in the chart on page 28, and are required to own a meaningful amount of stock in the Company.

•
Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

•
Principal has a claw back policy to recover incentive compensation paid to Executives if the compensation was based on achieving financial results that were subsequently restated, if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement, and that the amount of the Executive's incentive compensation would have been lower had the financial results been properly reported.

•
Our change of control agreements with Executives provide market based severance protection and do not provide excise tax gross ups.

•
We do not provide perquisites to Executives that are not offered to all employees, except one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees.

•
We have not repriced options that are underwater and we would not do so without shareholder approval.

•
Our programs are designed to be financially efficient from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure that Principal benefits from the tax deductibility of all compensation to the extent practicable. The Committee may provide compensation that is not tax deductible if it determines such action is appropriate.

•
Executives do not receive any income tax gross ups.
2016 Proxy Statement 23

Summary of Compensation Elements:

Compensation Component	Objective	Description and 2015 Highlights

Base Salary	Provides fixed income based on the size, scope and complexity of the Executive's role, Executive's historical performance and relative position compared to market pay information
Base salaries are generally targeted at market median, but may vary from median based on the Executive's performance, work experience, role and the difficulty of replacing the Executive.

In 2015, the Committee increased the Executives' base salaries, as detailed on page 28.

Annual Incentive Compensation	Motivates and rewards annual corporate performance as well as the Executive's contribution to achieving our annual objectives.
A range of earnings opportunity, expressed as percentages of base salary and corresponding to three levels of performance (threshold, target and maximum), is established for each Executive. Actual bonuses depend on achievement relative to the key financial measures, corporate and divisional goals, as outlined on pages 28-30.

Based on the Committee's assessment of performance, actual bonuses for 2015 averaged 80% of target as detailed on page 31.

Long Term Incentive Compensation

Motivates and rewards long term corporate performance as well as the Executive's contribution to achieving our long term objectives. Reinforces the link between the interests of the Executives and shareholders. Encourages retention.

Each year, the Committee establishes the long term award opportunity for each Named Executive Officer. One half of the award is granted in stock options and the other half in PSUs. Using equal amounts of PSUs and options creates a balance between achieving operating performance objectives and increases in shareholder value.

The PSUs vest based on continued service and meeting financial objectives over a three year period (with each three year period treated as a "Performance Cycle").

The PSUs granted in 2015 for the 2015-2017 Performance Cycle will vest based on performance scales for three-year average Return on Equity ("ROE") and three-year average Book Value per Share ("BV/Share") over the performance period, as outlined on pages 31-32.

The PSUs granted in 2013 and 2014 for the 2013-2015 and 2014-2016 Performance Cycles followed the same design as described above for 2015-2017. For the 2013-2015 Performance Cycle, the awards vested and paid out at 103% of the target number of PSUs based on our ROE performance of 15.2% and BV/Share of $32.66.

24 2016 Proxy Statement

Compensation Component	Objective	Description and 2015 Highlights

Benefits	Protects against catastrophic expenses and provides retirement savings opportunities.	Named Executive Officers participate in most of the same benefit plans as the Company's other U.S. based employees, including health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan and pension plan. Executives also participate in non qualified retirement plans (defined benefit and defined contribution). Investment professionals, including Mr. McCaughan, do not participate in the pension or non qualified retirement plans.

Perquisites	Modest amount of additional benefits to help attract and retain Executive talent and enable Executives to focus on Company business with minimal disruption.	Executives are eligible for one physical examination per year, business spousal travel and gifts of nominal value given to all sales conference attendees.

Termination Benefits	Provides temporary income following an Executive's involuntary termination of employment, and, in the case of a change of control; helps ensure the continuity of management through the transition.	Refer to pages 33-34 for a discussion of our change of control and separation benefits. These benefits do not include excise tax gross ups.

How We Make Compensation Decisions

Human Resources Committee Involvement

The Human Resources Committee oversees the development and administration of the Company's compensation and benefits policies and programs, approves the compensation program and compensation for Executives, and makes the compensation decisions for the CEO. In addition, the Human Resources Committee:

•
Reviews and approves corporate incentive goals and objectives relevant to compensation;

•
Evaluates Executives' performance results;

•
Evaluates the competitiveness of each Executive's total compensation; and

•
Approves changes to the Executive's total compensation package.

Cook advises the Committee on the Executive compensation program. Cook also advises the Nominating and Governance Committee on compensation for nonemployee Directors (see pages 17-19). Cook receives compensation from the Company only for its work in advising these Committees. Cook does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules and NYSE Listing Standards and other facts and circumstances and concluded that the services performed by Cook did not raise any conflict of interest.

Each year the CEO, with input from the Human Resources Department and Cook, recommends the amount of base salary increase (if any), annual incentive award and the long term incentive award for Executives other than himself. These recommendations are based on the Executive's performance, performance of the business areas for which the Executive is responsible (if applicable) and other considerations such as retention. The Human Resources Committee reviews these recommendations and approves compensation decisions for Executives.

No member of management, including the CEO, has a role in determining his or her own compensation. The Human Resources Committee consults with the other independent Directors regarding the CEO's performance and then determines the compensation earned by the CEO for the current year and the CEO's compensation opportunity for the following year.

The role of the Independent Compensation Consultant & Interaction with Management

The Committee has the sole authority to hire, approve the compensation of and terminate the engagement of the compensation consultant.

2016 Proxy Statement 25

Cook conducts a comprehensive review of the Company's Executive compensation program every other year. In the years in which Cook does not conduct a compensation study, the Committee makes compensation decisions, based, in part, on survey data provided by the Human Resources Department and input provided by Cook.

A comprehensive study was undertaken by Cook in 2015 which influenced the Committee's decisions for the 2016 executive compensation program. The study reviewed all aspects of the design and structure of the Company's total Executive compensation program, and included:

•
Interviews with Executives and all Directors to discuss business strategy and the implications for human resources and compensation policy;

•
Recommendations for changes to the design and structure of the Executive compensation program to better support the Company's strategic and human resources objectives;

•
A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the Peer Group companies (see below);

•
An analysis to ensure that total share dilution and the economic costs of long term incentives are reasonable and affordable for the Company; and

•
A review of Executive compensation plans against potential risks. Cook determined that the Company's Executive compensation programs are well designed, support the Company's business strategy, and do not provide incentives to Executives to take inappropriate risks.

Cook also:

•
Attended four meetings of the Committee in 2015, as requested by the Committee Chair; and

•
Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for the proxy statement.

Use of Compensation Data

The Committee reviews the Peer Group of companies it uses to compare Executive compensation as part of Cook's biennial study. Cook recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance and asset management companies, taking into account the Company's and the competitors' strategy, mix of business and size, as measured primarily by annual revenues, market capitalization and total assets. These companies are the major competitors in one or more of the Company's businesses, but none represent the exact business mix of the Company. Some of these companies have higher or lower market capitalization and revenue than Principal. Principal targets compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies. As a result of the most recent review, a decision was made to omit Hartford Financial Services due to its business mix and Janus Capital Group and StanCorp Financial as they are much smaller than Principal. Voya Financial was added, as it is similar in size and has a similar business mix as Principal. The companies in the Peer Group used in Cook's 2015 analyses to assist in decisions on 2016 compensation were:

• Affiliated Managers Group	• Invesco	• MetLife
• Ameriprise Financial	• Legg Mason	• Prudential Financial
• Eaton Vance	• Lincoln National	• Sun Life Financial
• Franklin Resources	• ManuLife	• T. Rowe Price
• Voya Financial

The Committee also uses annual data from third party industry surveys for its compensation decisions.(2) Further, every two to three years, the Company's non cash benefit programs are compared with those of more than 100 diversified financial services companies. This is a larger group than the Peer Group because the information is used in designing and evaluating our broad based employee benefit programs. Benefit programs are also compared against those of local employers in Des Moines, Iowa due to the Company's significant employee population there.

(2)
The surveys used were the McLagan Investment Management survey, Towers Watson U.S. Financial Services Studies Executive Database, the Towers Watson Diversified Insurance Study of Executive Compensation. The names of the companies participating in these surveys are included in Appendix A.
26 2016 Proxy Statement

Each year, the Committee reviews the total compensation paid to the Executives by reviewing tally sheets, which include:

•
Base salaries;

•
Annual and long term incentive awards earned;

•
Deferred compensation;

•
Outstanding equity awards;

•
Benefits;

•
Perquisites; and

•
Potential payments under various termination scenarios.

The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee, and it is also used in making compensation and compensation plan design decisions. The Committee did not make any changes to the Executive compensation program in 2015 because it continues to meet the Company's objectives.

2015 Executive Compensation Decisions

The Committee made compensation decisions for the Named Executive Officers based on:

•
The Company's strategic and human resources objectives;

•
Competitive data for the Peer Group and for a broader group of diversified financial services companies (see Appendix A for a complete list of these companies);

•
Corporate and individual performance on key initiatives;

•
Economic conditions;

•
The CEO's compensation recommendations for other Executives;

•
Advice of the Committee's consultant; and

•
How the elements of compensation contribute to and interrelate to total compensation.

The Committee also considers the tax and accounting consequences of each element of compensation, and tries to maximize the tax deductibility to Principal of compensation under Section 162(m) of the Internal Revenue Code ("Tax Code"). This Tax Code section limits Principal from deducting annual compensation exceeding $1,000,000 for our CEO and the three other most highly paid Named Executive Officers (other than our CFO) who are in office on the last day of the fiscal year ("Covered Employees"). There is an exception to this rule for performance based compensation. The Committee may provide compensation to Covered Employees that is not deductible if it determines, in its discretion, that it is appropriate to do so. For 2015, Messrs. Houston, Dunbar, McCaughan, and Valdés were Covered Employees.

2016 Proxy Statement 27

The chart below shows the 2015 target total compensation for our Named Executive Officers as well as the proportion of their compensation tied to Company performance. The majority of compensation paid to our Named Executive Officer's is variable and at risk as reflected in the chart below.

Base Salary

When determining base salary for each Executive, the Committee considers the Peer Group median for comparable executive positions as well as the survey data referenced above, the Executive's performance, work experience, the importance of the position to the Company and how difficult it would be to replace the Executive. The table below provides the historical base salaries(1) of the Named Executive Officers.

Named Executive Officer	2013(1)	2014	2015	Percent Increase 2014 to 2015

Zimpleman	$925,000	$1,000,000	$1,000,000	0%

Houston	$572,000	$675,000	$775,000	14.8%(2)

Dunbar	—	—	$473,000	5.4%

Lillis	$500,000	$530,000	$551,000	3.9%

McCaughan	$615,000	$634,000	$653,000	3.0%

Valdés	$546,000	$563,000	$580,000	3.0%

(1)
Salaries displayed in the table are as of December 31 of the year noted. This information differs from salary information in the Summary Compensation Table as the table includes salary earned and paid in the year noted. Changes in base salary are effective in March of each year.

(2)
The 18% base salary increase for Mr. Houston includes a March 2015 merit increase as well as a 13.4% promotional increase in August 2015 due to his increased responsibilities as President and CEO.

Annual Incentive Compensation

The Named Executive Officers may earn annual cash bonuses under the Principal Financial Group, Inc. Annual Incentive Plan. This plan was approved by shareholders in 2004, and complies with Section162(m) of the Tax Code so that these incentives to Named Executive Officers are considered performance based and are therefore fully tax deductible to the Company.

28 2016 Proxy Statement

The maximum aggregate bonus amount for the Named Executive Officers is 2% of annual operating income ("Bonus Pool"). For 2015, the maximum bonuses were:

Named Executive Officer	Maximum Award as Percentage of the Annual Incentive Pool	Maximum Potential Award Payment

CEO (Houston)	35%	$10.4 million

Second highest Paid Covered Employee (McCaughan)	25%	$7.4 million

Third highest Paid Covered Employee (Valdés)	20%	$5.9 million

Fourth highest Paid Covered Employee (Dunbar)	10%	$3.0 million

CFO (Lillis)	10%	$3.0 million

The Committee sets the target and maximum annual incentive awards for each Named Executive Officer. The Committee may use its negative discretion to reduce the awards actually payable. After this reduction, maximum annual incentive opportunities are generally 200% of the target annual incentive opportunity. The Committee approved the following target awards for Named Executive Officers in each of the past three years:

Annual Incentive Targets (as a percentage of base salary)

Named Executive Officer	2013	2014	2015

Zimpleman	175%	200%	200%

Houston	125%	200%	350%(1)

McCaughan	300%	300%	300%

Dunbar	—	—	70%

Valdés	75%	75%	75%

Lillis	100%	100%	100%

(1)
As of August 18, 2015. In his role as President and Chief Operating Officer, Mr. Houston's annual incentive target was 200%.

The CEO's target award opportunity is greater than that of the other Named Executive Officers because Mr. Houston (and previously Mr. Zimpleman) has overall responsibility for the Company and greater responsibilities than the other Named Executive Officers. The CEO's target award opportunity has increased over time to better align his compensation with CEOs in the Peer Group. The target award opportunity for Mr. McCaughan was established by the Committee to be competitive with award opportunities of senior executives within asset management firms, which tend to be higher than target annual incentive opportunities in other industry segments. In establishing the target award opportunity for Messrs. Dunbar, Valdés and Lillis, the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above.

Performance Goal Setting and Measurement Process

The Board meets each September to review the Company's long term strategy. In November, the CEO, CFO and Division Presidents recommend preliminary financial goals for the Company and business units and strategic initiatives for the next year. The Finance Committee reviews the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends and business opportunities and advises the Board and Human Resources Committee on the appropriateness of the financial goals. The Human Resources Committee reviews and approves the final goals for the Company, the CEO and the other Executives with input from the Finance Committee and Board based on prior year end financial results. All employees develop individual performance goals with their leaders that support the Company's goals.

Following the completion of fiscal 2015, the Committee reviewed 2015 performance on several key financial measures and on corporate and divisional goals to determine the 2015 annual bonus for Named Executive Officers. The Committee does not use any particular weighting for these goals; these measures are used as guideposts when the Committee exercises its discretion in its subjective evaluation of these factors.

2016 Proxy Statement 29

In determining corporate performance for 2015, the Committee reviewed Company achievements on these key financial goals:

Goal		2015 Assessment

1.	Achieve appropriate operating earnings and earnings per share ("EPS").	One of management's responsibilities is to lead the Company in achieving its goals for operating earnings and earnings per diluted share. For 2015, the target for operating earnings was $1,350M and the target for earnings per diluted share was $4.50. Actual 2015 operating earnings were $1,270.5M and EPS was $4.26.

In addition, Messrs. McCaughan and Valdés had operating earnings goals specific to the business units they oversee:

		Named Executive Officer	Operating Earnings Goal	Operating Earnings Result

		McCaughan—Principal Global Investors	$130M	$128M

		Valdés—Principal International	$265M	$220M

2.	Capital—maintain a targeted National Association of Insurance Commissioners ("NAIC") risk based capital ratio in the range of 415%-425%	At year end, the NAIC risk based capital ratio was maintained within the target range.

3.	Minimize credit loss.	A metric was established to measure whether the Company's invested assets (Principal Life's General Account) was appropriately managed. Ranges were established for after-tax bond credit losses and losses on commercial mortgage loans.

		Measure	Goal	Actual Result

		Bond credit losses	7-10 basis points	5 basis points

		Commercial mortgage loan losses	3-5 basis points	2 basis points

4.	Achieve identified sales targets which require appropriate growth.	The Company had 2015 sales growth goals as outlined below, by business area:

		Business Unit	Target	Result

Houston
		• Retirement & Investor Services sales	$11,700M	$8,774.2M
		• Life sales	$205M	$170.7M
		• Specialty Benefits premium and fees	$320M	$314.2M

McCaughan
		• Principal Global Investors % growth in non-affiliated management fees	9.0%	4.1%
		• Mutual fund asset sales	$21,550M	$22,356.5M

Valdés
		• Principal International net cash flow	$13,001.3M	$9,342.7M

30 2016 Proxy Statement

Final Annual Incentive Pay Award Determination

The following table shows the annual incentive award for each of the Named Executive Officers whose annual incentive opportunities are determined under the Annual Incentive Plan. The column "Reduction from Maximum Award" shows the amount by which the Committee reduced the maximum bonuses to the awards paid.

Name	2015 Salary	2015 Target		Final Award	% of Target	Reduction From Maximum Award

Houston	$775,000	350%	(1)	$1,482,000	80%	$8,891,300

Lillis	$551,000	100%		$440,000	80%	$2,523,800

Dunbar	$473,000	70%		$278,000	84%	$2,685,800

McCaughan	$653,000	300%		$1,563,000	80%	$5,846,500

Valdés	$580,000	75%		$329,000	76%	$5,598,600

(1)
Mr. Houston's annual incentive target was 200% from January 1—August 17, 2015, and 350% for the remainder of 2015.

Executives may defer annual awards into a nonqualified supplemental savings plan ("Excess Plan"), as illustrated in the footnote to the Non Equity Incentive Compensation column of the Summary Compensation Table, on pages 36-38.

Long term Incentive Compensation

The long term incentive compensation program is designed to align the interests of Executives and shareholders. The compensation the Executives receive reflects the degree to which multiyear financial objectives are achieved and shareholder value is increased. The long term focus of the compensation programs supports the Company's businesses in which long term performance is critical, such as retirement products, life insurance and asset management. The long term incentive compensation program also encourages collaboration among Executives in pursuing corporate wide goals.

The Committee establishes a target long term incentive award opportunity for each Named Executive Officer stated as a percentage of each Named Executive Officer's base salary based on Peer Group and survey data, and on the advice of its independent compensation consultant. The Committee uses the following factors to adjust the target award and determine the actual award to be granted to each Named Executive Officer ("Award Granted"):

•
Current competitive market data;
•
The Named Executive Officer's past performance;
•
The Named Executive Officer's current compensation;
•
Retention concerns;
•
The importance of the Named Executive Officer to the Company over the long term;
•
The potential impact the Named Executive Officer could have on the Company's results; and
•
The Executive's performance relative to the Named Executive Officer's peers within the Company.

The compensation ultimately received by Named Executive Officers may vary considerably from the grant date fair value of the Award Granted, due to the Company's performance and changes in share price that occur after the grant.

2015 Long Term Incentive Target & Grant (as % of base salary)

Named Executive Officer	Target %	Award Granted

Zimpleman	600%	600%

Houston	425%	425%

Lillis	275%	300%

Dunbar	175%	225%

McCaughan	350%	325%

Valdés	225%	250%

2016 Proxy Statement 31

The long term incentive targets were established by the Committee to be market competitive with award opportunities for comparable positions in Peer Group companies. Mr. Zimpleman's award opportunity is greater than those of the other Named Executive Officers because at the time of the 2015 annual equity grant he was CEO and had overall responsibility for the Company.

Executives' long term compensation is awarded in the form of non-qualified stock options and PSUs, which each represent 50% of the total grant date fair value. PSUs entitle the Executive to earn shares of Principal Financial Group, Inc. Common Stock if certain levels of performance are achieved. The Committee uses stock options as part of the long term incentive program because options are an effective way to link an Executive's compensation to changes in shareholder value. The weighting is not based on a specific formula or algorithm, but rather is intended to create a balance between the achievement of specific operating objectives and changes in shareholder value based on the Committee's judgment, which may change from time to time.

Stock options have a ten year term and an exercise price equal to the closing price on the date of grant. Stock options vest in three equal annual installments starting on the first anniversary of the grant date.

PSUs vest based on continued service and achieving financial objectives over a three year period (with each three year period treated as a "Performance Cycle"). Executives may defer the receipt of PSUs.

For the 2015 PSUs, the performance threshold is met if either of the following goals is met:

•
Three year average pretax operating income ROE of 7.5%, or
•
$2 billion cumulative pretax operating income ("OI")

If either the ROE or OI objective is met or exceeded, the number of units earned is determined using two performance measures, each weighted 50%, to determine the percentage of target PSUs actually earned.

•
Average pretax operating ROE:  this measure was selected because it reflects the efficient use of Company capital in generating profits.
•
Average Book Value/Share ("BV/Share"): this measure was selected because it focuses on long term growth in equity needed to support the Company's growth.

In combination, the two measures selected provide a healthy tension in creating incentives to maintain a sufficient level of equity over the long term while also making sure that capital is being used effectively.

2015-2017 PSU Performance Scale

Performance Level	Threshold Award	Target Award	Maximum Award (150% of Target)

Payout (% of Target)(1)	50%	100%	150%

Average ROE	7.8%	15.5%	20.2%

Average BV/Share	$31.66	$37.25	$48.43

If neither the ROE nor the OI threshold performance objective is met, no PSUs will be earned or paid out.

(1)
Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

Timing of Stock Option Awards and Other Equity Incentives

Annual grants of stock options and PSUs for Principal Executives are determined by the Committee at its February meeting which occurs following the release of the prior year's results. The Committee formalized its long standing practices by adopting a policy in 2006 regarding granting stock options and other equity awards. Under this policy, the grant date for all stock options and other stock based awards shall never be earlier than the date of approval, and shall be:

•
For all annual awards to Executives, the date of approval by the Committee;
•
For new employees and promotions, the later of the date of approval or the employee's hire/promotion date;
•
In the event of an award connected with an established stock program for non Executives, the later of the date of approval or the grant date established by the stock program; and
•
For any other awards, the date of approval.

Authority of the CEO to Grant Equity Awards:

Under the 2014 Stock Incentive Plan, the Committee has delegated authority to the CEO to make certain equity awards to sales agents and non Executive employees for new hires, promotions, retention and recognizing superior

32 2016 Proxy Statement

performance. The Committee receives a report on these grants at the next regular Committee meeting. The total awards granted by the CEO may not exceed 250,000 shares per year.

Benefits

The Named Executive Officers participate in Principal Life's broad based employee benefits program, including:

•
A qualified pension plan (except Mr. McCaughan(3));
•
A 401(k) plan;
•
Group health, dental, vision and disability coverage and life insurance;
•
A discounted employee stock purchase plan;
•
Paid time off; and
•
Flexible spending account plans.

Principal Life also offers all Named Executive Officers (except Mr. McCaughan) a non-qualified defined contribution plan ("Excess plan") and a defined benefit non-qualified retirement plan ("NQDB"). These benefits are offered to attract and retain talent and provide long term financial security to employees. The NQDB helps the Company attract midcareer Executives and retain Executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 41-43 provides additional information about the NQDB and the qualified pension plan. Principal Life maintains the Excess Plan to help attract and retain Executives by allowing Executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non-Qualified Deferred Compensation Table on pages 44-45 provides additional information about the Excess Plan.

The value of the retirement and savings plans for NonGrandfathered Participants (see page 42) is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company's business centers on the sale of retirement products. The defined benefit pension plan for Grandfathered Choice Participants (see page 41) has a market value above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits were also originally designed to be slightly above market median to attract and retain employees. As retirement plans evolved in the marketplace, the Company has balanced realigning benefits to the marketplace with current market practice while not adversely impacting more tenured employees.

All other benefits are targeted at market median in the aggregate, which supports the Company's benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

The Committee believes it is in the best interests of Principal and its shareholders to:

•
Assure that Principal will have the continued service of its Executives;
•
Reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;
•
Encourage the Executives' full attention and dedication to Principal; and
•
Provide the Executives with compensation and benefits upon a termination related to Change of Control that are competitive with those of similar businesses.

For these reasons, Principal has entered into "Change of Control" Employment Agreements with each of the Executives. These agreements would help the Executives more fairly evaluate a potential acquisition of Principal, particularly when the acquisition would result in termination of the Executive's employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Executives' compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.

All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and qualifying termination of employment have occurred (sometimes referred to as a "double trigger"), except that the

(3)
Mr. McCaughan has not participated in the qualified pension plan, NQDB Plan or Excess Plan since January 1, 2010, due to a compensation and benefit review of asset management companies that showed that these are not common benefits for executives in that industry. This change also applied to other investment professionals.
2016 Proxy Statement 33

then current value of the Executive's Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if the Company is sold. These agreements do not provide excise tax gross ups. See pages 46-48 for details.

The Company has a severance plan to provide benefits to employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when Principal requests additional covenants from the Executives.

Perquisites

Executives are offered one physical examination per year to protect the health of our Executives and the Company's investment in its leadership. Executives also receive gifts of nominal value provided to all sale conference attendees and spousal business travel.

Stock Ownership Guidelines

Executives are required to own stock in Principal to ensure their interests are aligned with the shareholders' interests and with the long term performance of Principal. Once the Executive achieves the required stock ownership level based on market value. Upon promotion, the Executive is required to meet the next level of stock ownership.

Until the ownership guideline is met, Executives are required to retain a portion of the "net profit shares" resulting from equity based long term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of RSUs or earn out of performance shares. The percentage of net profit shares that must be retained until the multiple of salary guidelines are met are shown below:

Executive Level	Retention Ratio	Multiple of Base Salary

Chairman (Zimpleman)	75%	5 times

President and CEO (Houston)	75%	5 times

Division Presidents & Executive Vice Presidents (Lillis, Dunbar, McCaughan & Valdés)	50%	3 times

All Named Executive Officers comply with these guidelines.

Claw Back Policy

The Committee has also adopted a compensation recovery policy that applies to Executives. Principal can recover incentive compensation if the amount of the compensation was based on achievement of financial results that were subsequently restated if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and that the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

Trading Policy

Principal prohibits Directors and employees, including Executives, from:

•
Purchasing Principal securities "on margin" (i.e., with the proceeds of a loan from a brokerage firm when the loan is secured by Principal securities), except for the exercise of employee stock options.
•
Short sales;
•
Trading in put or call options; and
•
Purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.
34 2016 Proxy Statement

Succession Planning

The Human Resources Committee, the CEO and the head of Human Resources have an ongoing focus on executive development and succession planning to prepare Principal for future success. In addition to preparing for CEO succession, the succession planning process includes all key executive positions. A comprehensive review of executive talent, including assessments by an independent consulting firm, has determined participants' readiness to take on additional leadership roles and identified the developmental and coaching opportunities needed to prepare them for greater responsibilities. The CEO makes a formal succession planning presentation to the Board of Directors annually. CEO succession planning is a responsibility of the entire Board and all members participate. In addition, the Company has an emergency succession plan for the CEO that is reviewed by the Board annually. In 2015, the Company's succession plan was used when Daniel J. Houston was named CEO in conjunction with Larry D. Zimpleman's retirement. Other changes were made in the senior executive team, and all of the members of the new team are internal candidates, which speaks highly of the strength of the Board's succession planning process.

Human Resources Committee Report

The Human Resources Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael T. Dan, Chair
Gary E. Costley
C. Daniel Gelatt
Roger C. Hochschild
Elizabeth E. Tallett

Risk Assessment of Employee Incentive Plans

The Human Resources Compensation Department and the chief risk officers in the business units conducted a review and analysis of the Company's employee incentive compensation plans to determine whether the plans are reasonably likely to have a material adverse effect on the Company, and reviewed their processes and conclusions with the Chief Risk Officer. The following factors, among others, were assessed:

•
Plan design;
•
Performance metrics and quality of goal setting;
•
Administrative procedures, including governance practices and plan compliance;
•
Plan communications and disclosures;
•
Potential risks created by the plans;
•
Risk controls factors and their effectiveness; and
•
Inherent and residual risk ratings.

Some key factors that mitigate risks of the Company's incentive plans are the Company's stock ownership guidelines for Executives, the compensation recovery policy and the Human Resources Committee's ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation. Principal prohibits employees from purchasing Principal securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company securities.

A summary of the assessment process and conclusions was reviewed with the Human Resources Committee. Based on this analysis, Principal has determined that the Company's employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on Principal.

2016 Proxy Statement 35

Summary Compensation Table

The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2013, 2014 and 2015.

Name	Year	Salary(1)(2)	Bonus	Stock Awards(3)(4)	Option Awards(3)	Non Equity Incentive Compensation(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(6)(7)	All Other Compensation(8)	Total(9)

Zimpleman	2015	$1,038,462	$0	$2,999,982	$3,000,043	$1,596,000	$1,517,176	$119,887	$10,271,549
	2014	$982,692	$0	$3,000,004	$3,000,015	$2,280,000	$7,549,888	$106,789	$16,919,388
	2013	$919,231	$0	$2,428,124	$2,428,121	$2,137,000	$1,041,951	$80,474	$9,034,901

Houston	2015	$735,577	$0	$1,434,366	$1,434,390	$1,482,000	$0	$118,193	$5,204,526
	2014	$592,769	$0	$1,115,627	$1,115,643	$962,000	$1,579,560	$106,984	$5,472,583
	2013	$566,923	$0	$1,072,505	$1,072,513	$858,000	$0	$79,460	$3,649,400

Lillis	2015	$567,346	$0	$826,516	$826,496	$440,000	$0	$51,482	$2,711,840
	2014	$523,077	$0	$795,004	$794,986	$604,000	$2,921,717	$47,410	$5,686,194
	2013	$494,231	$0	$750,001	$749,982	$630,000	$811,848	$42,651	$3,478,713

McCaughan	2015	$673,731	$0	$1,061,145	$1,061,134	$1,563,000	$46,816	$13,702	$4,419,528
	2014	$629,616	$0	$3,030,265	$1,030,261	$2,060,000	$123,802	$13,221	$6,887,165
	2013	$611,539	$0	$999,377	$999,379	$2,325,000	$80,742	$13,290	$5,029,326

Valdés	2015	$598,385	$0	$724,984	$724,959	$329,000	$113,838	$68,003	$2,559,169
	2014	$559,077	$0	$1,703,763	$703,747	$481,000	$143,136	$75,211	$3,665,934
	2013	$541,154	$0	$641,538	$641,536	$467,000	$90,767	$63,008	$2,445,003

Dunbar	2015	$483,577	$0	$532,138	$532,099	$278,000	$0	$54,824	$1,880,638

(1)
There were 27 pay periods in 2015, rather than the standard 26 pay periods.

(2)
Includes 2015 salary deferred into the qualified 401(k) Plan and the Excess Plan, as shown below (information on deferrals for 2014 was included in last year's proxy statement):

Named Executive Officer	401(k) Employee Contribution	Excess Plan Employee Contributions	Total Employee Contributions

Zimpleman	$24,000	$85,154	$109,154

Houston	$18,462	$58,846	$77,308

Lillis	$18,231	$34,041	$52,272

Dunbar	$22,586	$24,179	$46,765

McCaughan	$18,000	$0	$18,000

Valdés	$24,000	$29,674	$53,674

(3)
Amounts represent the aggregate grant date fair value amounts for awards and options granted in the year noted. The assumptions for the valuation of stock option awards under the ASC Topic 718 for awards included in the Summary Compensation Table are as follows:

Grant Date	Exercise Price	Volatility	Expected Term	Dividend Yield	Risk Free Interest Rate

February 25, 2013	$30.70	53.30%	6.5 years	2.997%	1.13%

February 24, 2014	$44.88	53.21%	6.5 years	2.496%	2.04%

February 23, 2015	$51.33	52.21%	6.5 years	2.805%	1.80%

The grant date fair value per share of each RSU or PSU granted on the same date as an option listed in the above table was equal to the exercise price reported for options granted on such date.

(4)
PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2013, 2014, and 2015 PSUs is 150% of the target number of PSUs. If the
36 2016 Proxy Statement

  PSUs granted in 2015 are earned at the maximum payout, the grant date value of such PSUs would be as shown in the following table, and the amounts reported in the Stock Awards column, above, would be increased by the amount shown in the column to the far right of the following table.

Named Executive Officer	Amount by Which Aggregate Grant Date Values Reported Would be Increased

Zimpleman	$1,499,991

Houston	$530,573

Lillis	$717,183

Dunbar	$266,069

McCaughan	$362,492

Valdés	$413,258

(5)
The amounts shown represent annual incentive compensation awards earned in 2015 and paid in 2016 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Named Executive Officer	Employee Contributions on Incentive Pay

Zimpleman	$0

Houston	$125,137

Lillis	$34,104

Dunbar	$0

McCaughan	$0

Valdés	$26,545

(6)
Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and nonqualified pension plans are disclosed on page 43. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings on deferred compensation.

In past proxies, the same actuarial assumptions have been used regardless of whether a Named Executive Officer has elected to receive their nonqualified defined benefit (NQDB) plan distribution in the form of an annuity or as a lump sum payment. Because a different discount rate is used for determining lump sum payments, the company has changed the assumptions used to value the NQDB reflected in the Summary Compensation Table to reflect the Named Executive Officer's elected form of distribution. This is a better reflection of the value of the benefit that will ultimately be paid to the Named Executive Officer.

(7)
For Messrs. Houston, Lillis and Dunbar, the 2015 Change in Pension Values are ($306,688), ($1,160,093) and ($378,794) respectively. For Mr. Houston, the 2013 Change in Pension Value is ($50,354). Pursuant to SEC reporting rules, a negative Change in Pension Value is reported in the Summary Compensation Table as a zero.

(8)
All Other Compensation for the Named Executive Officers consists of the following:

Name	Perquisites & Other Personal Benefits(a)	Principal Life Contributions to Defined Contribution Plans(b)	Total

Zimpleman	$20,333	$99,554	$119,887

Lillis	$16,342	$35,140	$51,482

Houston	$16,339	$101,854	$118,193

McCaughan	$202	$13,500	$13,702

Valdés	$4,033	$63,970	$68,003

Dunbar	$6,479	$48,345	$54,824

  (a)
  Represents the incremental aggregate cost to Principal for all perquisites provided during the year. Amounts include the value of an annual physical examination, business spousal travel, and gifts given to all sales conference attendees.
2016 Proxy Statement 37

  (b)
  The amounts shown below are Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan's matching contributions are also included in Principal Life's Contributions in the NonQualified Deferred Compensation table on page 44.

Named Executive Officer	401(k) Matching Contribution Made by Principal Life	Excess Plan Matching Contribution Made by Principal Life	Total

Zimpleman	$7,950	$91,604	$99,554

Houston	$13,500	$88,354	$101,854

Lillis	$6,554	$28,586	$35,140

Dunbar	$13,500	$34,845	$48,345

McCaughan	$13,500	$0	$13,500

Valdés	$13,500	$50,470	$63,970

(9)
Sum of the total dollar value of the other columns in this table.

Grants of Plan Based Awards for Fiscal Year End December 31, 2015

	Grant	Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Other Stock	Other Option	Exercise	Fair

Name	Date	Threshold	Target	Maximum(1)	Threshold	Target	Maximum	Awards	Awards(3)	Price(4)	Value(5)

Zimpleman		N/A	$2,000,000	NA
	02/23/2015				14,611	58,445	87,668				$2,999,982
	02/23/2015								146,845	$51.33	$3,000,043

Lillis		N/A	$551,000	$3,000,000
	02/23/2015				4,026	16,102	24,153				$826,516
	02/23/2015								40,455	$51.33	$826,496

Houston		N/A	$1,858,212	$10,400,000
	02/23/2015				6,986	27,944	41,916				$1,434,366
	02/23/2015								70,210	$51.33	$1,434,390

McCaughan		N/A	$1,959,000	$7,400,000
	02/23/2015				5,168	20,673	31,010				$1,061,145
	02/23/2015								51,940	$51.33	$1,061,134

Valdés		N/A	$435,000	$5,930,000
	02/23/2015				3,531	14,124	21,186				$724,985
	02/23/2015								35,485	$51.33	$724,959

Dunbar		N/A	$331,100	$3,000,000
	02/23/2015				2,592	10,367	15,551				$532,138
	02/23/2015								26,045	$51.33	$532,099

(1)
The maximum award shown is the maximum aggregate award payable under the Annual Incentive Pay Plan for the Named Executive Officers, based on the Bonus Pool. In determining the actual annual incentive award payable, the Human Resources Committee exercises negative discretion to reduce the amount payable from the maximum award determined under the Annual Incentive Pay Plan as described on pages 28-31.

(2)
These columns reflect PSUs granted on February 23, 2015. These PSUs will vest, if at all, according to the 2015-2017 PSU performance scale outlined on page 32. The maximum payout for the 2015 PSUs is 150% of the target number of PSUs.

(3)
The options vest in three equal annual installments beginning on the first anniversary of the grant date. The options are not eligible for dividend equivalents. The number of stock options awarded to each Named Executive Officer in a given year is calculated by dividing the grant date fair value of one option into the portion of the Adjusted Target Award Opportunity (50%) to be delivered in options, using the Black-Scholes model.

(4)
The per-share option exercise price is the closing price of the Common Stock on the date of grant.

(5)
Represents the grant date fair value of the award at target.
38 2016 Proxy Statement

Outstanding Equity Awards at Fiscal Year End December 31, 2015

					Stock Awards

	Option Awards					Market	Equity Incentive Plan Awards:	Equity Incentive Plan Awards: Market or

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)	Value of Shares or Units of Stock that Have Not Vested	Number of Unearned Shares, Units, or Other Rights that have not vested(3)	payout value of Unearned Shares, Units, or Other Rights that have not vested(4)

Zimpleman	82,885	0	$49.25	02/27/2016
	1,120	0	$54.45	06/01/2016
	74,935	0	$62.63	02/26/2017
	142,985	0	$60.10	02/26/2018
	368,615	0	$11.07	02/24/2019
	144,700	0	$22.21	02/23/2020
	105,915	0	$34.26	02/28/2021
	178,615	0	$27.46	02/27/2022
	135,460	67,730	$30.70	02/25/2023			88,231	$3,968,630
	52,938	105,877	$44.88	02/24/2024			70,672	$3,178,827
	0	146,845	$51.33	02/23/2025			60,255	$2,710,270

Houston	24,870	0	$62.63	02/26/2017
	37,080	0	$60.10	02/26/2018
	72,350	0	$22.21	02/23/2020
	50,200	0	$34.26	02/28/2021
	81,865	0	$27.46	02/27/2022
	59,833	29,917	$30.70	02/25/2023			38,971	$1,752,916
	19,686	39,374	$44.88	02/24/2024			26,281	$1,182,119
	0	70,210	$51.33	02/23/2025			28,809	$1,295,829

Lillis	5,525	0	$62.63	02/26/2017
	7,380	0	$60.10	02/26/2018
	13,505	0	$56.42	05/19/2018
	25,655	0	$34.26	02/28/2021
	41,840	20,920	$30.70	02/25/2023			27,252	$1,225,795
	14,028	28,057	$44.88	02/24/2024			18,728	$842,385
	0	40,455	$51.33	02/23/2025			16,600	$746,668

McCaughan	15,940	0	$49.25	02/27/2016
	48,990	0	$62.63	02/26/2017
	60,590	0	$60.10	02/26/2018
	27,555	0	$11.07	02/24/2019
	79,365	0	$22.21	02/23/2020
	50,355	0	$34.26	02/28/2021
	77,400	0	$27.46	02/27/2022
	55,753	27,877	$30.70	02/25/2023			36,314	$1,633,404
	18,180	36,360	$44.88	02/24/2024			24,270	$1,091,665
					38,486	$1,731,100
	0	51,940	$51.33	02/23/2025			21,313	$958,659

Valdés	7,480	0	$62.63	02/26/2017
	10,375	0	$60.10	02/26/2018
	18,390	0	$34.26	02/28/2021
	35,790	17,895	$30.70	02/25/2023			23,311	$1,048,529
	12,418	24,837	$44.88	02/24/2024			16,578	$745,678
					19,243	$865,550
	0	35,485	$51.33	02/23/2025			14,561	$654,954

Dunbar	0	26,045	$51.33	02/23/2025			10,688	$480,746

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer's death, disability or retirement, or upon the occurrence of a Change of Control.

(2)
All RSUs vest on the third anniversary of the grant date.

(3)
The PSUs granted in 2013 vested on December 31, 2015 and are disclosed at 103% of target in accordance with ASC Topic 718. The PSUs granted in 2014 will vest on December 31, 2016 and will pay out based on performance against certain ROE and BV/Share performance goals, but only if either
2016 Proxy Statement 39

  the ROE or operating income threshold performance measure is met as approved by the Human Resources Committee. PSUs granted in 2015 will vest on December 31, 2017 and will pay out based on performance against certain ROE and BV/Share performance goals, but only if either the ROE or operating income threshold is met as approved by the Human Resources Committee.

(4)
Assumes a stock price of $44.98 per share, the closing price of a share of Common Stock on the last trading day of the year, December 31, 2015, reported for the New York Stock Exchange-Composite Transactions.

Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the NonEquity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

Option Exercises and Stock Vesting

The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during calendar year 2015 for each Named Executive Officer on an aggregated basis.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Zimpleman	0	$0	88,232	$3,298,098

Houston	1,610	$4,508	38,972	$1,456,766

Lillis	55,085	$1,371,202	27,253	$1,018,720

Dunbar	8,275	$47,851	7,849	$293,394

McCaughan	96,958	$1,606,164	36,315	$1,357,457

Valdés	20,162	$364,422	23,312	$871,396

(1)
Represents the difference between the market price of the underlying shares of Common Stock on the date of exercise and the exercise price of the exercised option.

(2)
Represents the market value of PSUs granted in 2013 that settled on February 22, 2016, at $37.38 upon Committee approval of the final performance modifier of 103%. The actual payout was determined applying negative discretion.
40 2016 Proxy Statement

Pension Plan Information

Participant Group	Pension Benefit Formula

Grandfathered
Participants

Grandfathered Participants were age 47 or older with at least ten years of service on December 31, 2005, and elected to retain the prior benefit provisions under the DB Plan and the NQDB Plan and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.

Defined Benefit Plan ("DB") (Traditional Formula)

39.2% of Average Compensation (the highest five consecutive years' total Pay out of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and annual incentive bonus up to the Tax Code limits) below the Integration Level (1) plus 61.25% of Average Compensation above the Integration Level.

Cash Balance Plan—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)

	< 40	4.00%	2.00%

	40 – 49	5.50%	2.75%

	50 – 59	7.00%	3.50%

	60 – 69	9.00%	4.50%

	70 – 79	11.50%	5.75%

	80 or more	14.00%	7.00%

Messrs. Zimpleman and Lillis' benefit at retirement will be the greater of the benefit under the Traditional or Cash Balance Formulas.	NQ Defined Benefit

The NQDB benefit formula for Grandfathered Participants hired before January 1, 2002 is the greater of:

•

65% of Average Compensation, offset by Social Security and DB Plan benefits; or

•

The greater of the traditional or cash balance DB Plan benefit for Grandfathered Participants without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

(1)   The Covered Compensation Table in the Tax Code.

(2)   The Social Security Taxable Wage Base.

2016 Proxy Statement 41

Participant Group	Pension Benefit Formula

Non Grandfathered Participants Non Grandfathered Participants will receive the greater of the benefit provided under the Traditional Benefit Formula or the Cash Balance Formula.	Defined Benefit Plan ("DB") (Traditional Formula)

35% of Average Compensation below the Integration Level plus 55% of Average Compensation above the Integration Level.

Cash Balance Plan—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay above Taxable Wage Base(2)

	< 40	3.00%	1.50%

	40 – 59	4.00%	2.00%

	60 – 79	5.50%	2.75%

	80 or more	7.00%	3.5%

•

Mr. Houston's retirement benefit will be the greater of the Traditional or Cash Balance Formulas.

•

Mr. Valdés retirement benefit will be the Cash Balance Formula. Mr. Valdés will also have a small benefit under the Traditional Formula due to service prior to January 1, 2006.

•

Mr. McCaughan's retirement benefit will be the Cash Balance Formula. He has not accrued any benefits under this plan since January 1, 2010.

•

Mr. Dunbar's retirement benefit will be the Cash Balance Formula. Mr. Dunbar will also have a benefit under the Traditional Formula due to service prior to January 1, 2011.

NQ Defined Benefit

The NQDB benefit formula for Non Grandfathered Participants hired before January 1, 2002 is:

•

The traditional or cash balance pension plan benefit for Non Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

For employees who were active participants in the plan on December 31, 2005, their accrued benefit will not be less than their accrued benefit determined as of that date.

For both groups, there is a reduction if payments start earlier than Normal Retirement Age (Traditional Benefit Formula only):

•

Principal subsidizes early retirement if the Named Executive Officer remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

•

The early retirement benefits for Grandfathered Choice Participants (and Non Grandfathered Choice Participants for benefits accrued prior to January 1, 2006) range from 75% at age 57 to 100% at age 62. The early retirement benefits for Non Grandfathered Choice Participants for benefits accrued after December 31, 2005 range from 75% at age 57 to 97% at age 64.

•

If the Named Executive Officer terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.

•

Benefits under the Traditional Formula are eligible for a Cost of Living Adjustment (COLA) after retirement benefits begin. For Non Grandfathered Participants only benefits accrued as of December 31, 2005 receive this adjustment. The COLA is based on the Consumer Price Index.

42 2016 Proxy Statement

Pension Distributions

Participants receive an annuity under the traditional benefit formula in the DB Plan. The qualified cash balance benefit formula in the DB Plan allows for benefits as an annuity or lump sum.

NQDB benefits may be paid as a lump sum at termination/retirement, or as an annuity. Distributions may also be allowed at death or a change of control. For participants in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect for payments on a specified date between age 60 and 65.

Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age(2)	Payments During Last Fiscal Year

Zimpleman	Qualified Pension	42	$2,169,802	$0
	NQDB		$24,422,262	$0

Houston	Qualified Pension	31	$799,735	$0
	NQDB		$2,959,958	$0

Lillis	Qualified Pension	33	$2,112,923	$0
	NQDB		$4,992,360	$0

Dunbar	Qualified Pension	29	$988,056	$0
	NQDB		$1,602,358	$0

McCaughan	Qualified Pension	7	$205,699	$0
	NQDB		$1,699,619	$0

Valdés	Qualified Pension	5	$139,421	$0
	NQDB		$289,164	$0

(1)
As of December 31, 2015.

(2)
Benefit calculations have been made using the following assumptions:

•
Annuity Basis Discount Rate: 4.0% for December 31, 2014 and 4.5% for December 31, 2015 benefits;

•
Lump Sum Basis Discount Rate: for December 31, 2015 benefits, 6.45% for expected lump sums in 2017 or later; 7.20% for lump sum payments expected to be made in 2016.

•
Mortality: Total mortality rates (annuitant and non-annuitant) from RP 2006, updated for historical data to 2009. Mortality Improvement: RPEC_2014_v2011 model, reflecting actual historical data to 2009, with the following assumptions:

•
Convergence period of 7 years

•
Long-term mortality improvement is the sex-distinct and the age-based assumption calibrated to the annual improvement averages, for the period 2010-2088 published in the Social Security Administration Trustees Report 2014.;

•
Cost of living increase: 1.6875% for December 31, 2014 benefits and December 31, 2015 benefits;

•
No disability;

•
Retirement age of 63 for Messrs. Zimpleman and Lillis (early retirement eligible) who would then receive unreduced benefits. Retirement age of 65 for Mr. Houston, who will not have unreduced benefits prior to that point. Retirement age of 65 for Messrs. Valdés and Dunbar frozen traditional benefit plus current cash balance account. Current cash balance account for Mr. McCaughan;

•
A spouse 3 years younger; and

•
Cash balance interest crediting rate of 5.5% for December 31, 2014 and for December 31, 2015.
2016 Proxy Statement 43

Non Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal year(1)	Principal Life Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End(3)

Zimpleman	$313,154	$91,604	$–117,418	$0	$4,137,245

Houston	$135,806	$88,354	$–28,416	$0	$2,158,240

Lillis	$70,281	$28,586	$–8,294	$0	$780,348

Dunbar	$51,876	$34,845	$–31,685	$0	$401,333

McCaughan	$0	$0	$–201,994	$0	$2,470,085

Valdés	$68,154	$50,470	$–5,743	$0	$384,436

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on page 36 or represent annual incentive payment deferrals earned in 2014 and credited to the Named Executive Officers' accounts during 2015.

(2)
The amounts shown as "Principal Life Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on page 36.

(3)
The end of year 2015 aggregate balances includes the following deferrals and matching contributions from years prior to 2015:

Named Executive Officer	Employee Deferral Prior to 1/1/2015	Principal Life Match Prior to 1/1/2015	Total

Zimpleman	$2,109,171	$556,314	$2,665,485

Houston	$750,676	$468,712	$1,219,388

Lillis	$296,305	$136,691	$432,996

Dunbar	$159,250	$100,594	$259, 844

McCaughan	$998,343	$581,568	$1,579,911

Valdés	$141,929	$101,757	$243,686

Qualified 401(k) Plan and Excess Plan

Plan Feature	Qualified 401(k) Plan	Excess Plan

Deferrals	1-15% of base salary and up to 100% of annual incentive compensation awards (1-100% of base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code.	1-15% of base salary and up to 100% of annual incentive compensation awards.

Investment Options	There are 20 investment options and investment and investment return is based on the participant's investment direction.	The investment options are listed on page 45 and investment return is based on the participant's investment direction.

Distributions	Allowed at various times including termination, death and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency and mandatory payment at age 65.

Vesting	3 year cliff	Immediate

44 2016 Proxy Statement

The following are the investment options available to all participants in the Excess Plan:

Investment Option	1 Year Rate Of Return (12/31/2015)

Principal Equity Income Institutional Fund	–3.88%
Principal LargeCap Value Institutional Fund	–0.93%
Principal LargeCap S&P 500 Index Institutional Fund	1.22%
Principal LargeCap Growth Institutional Fund	4.91%
Principal LargeCap Growth I Institutional Fund	8.17%
Principal MidCap Institutional Fund	1.47%
Principal SmallCap Value II Institutional Fund	–4.01%
Principal SmallCap S&P 600 Index Institutional Fund	–2.22%
Principal Small Cap Growth I Institutional Fund	1.19%
Principal Real Estate Securities Institutional Fund	4.22%
Principal International Emerging Markets Institutional Fund	–13.63%
Principal Diversified International Institutional Fund	–0.36%
Principal LifeTime Strategic Income Institutional Fund	–0.87%
Principal LifeTime 2010 Institutional Fund	–1.06%
Principal LifeTime 2020 Institutional Fund	–1.17%
Principal LifeTime 2030 Institutional Fund	–0.95%
Principal LifeTime 2040 Institutional Fund	–0.79%
Principal LifeTime 2050 Institutional Fund	–0.74%
Principal LifeTime 2060 Institutional Fund	–0.80%
Principal Money Market Institutional Fund	0.00%
Principal Core Plus Bond Institutional Fund	–0.30%
Principal Inflation Protection Institutional Fund	–2.15%
Principal Government & High Quality Bond Institutional Fund	0.90%
Principal Financial Group, Inc. Employer Stock Fund	–10.51%
Principal Diversified Real Asset Institutional Fund	–12.40%

Employment Agreement

Principal had an employment agreement dated May 1, 2008, with Mr. Zimpleman with an initial term through May 1, 2011, and the term of the agreement automatically extended to create a new one year term unless either party provided notice of an intention not to extend the agreement. This agreement terminated on January 4, 2016, upon Mr. Zimpleman's retirement. Mr. Zimpleman was entitled to benefits, including a lump sum severance payment equal to two times the sum of his annual base salary and target annual bonus, if his employment involuntarily terminated under certain circumstances other than upon a Change of Control. The severance provisions were based on market practice and did not affect the decisions made regarding other components of his compensation. Mr. Houston does not have an employment contract.

Severance Plans

Messrs. Houston, Dunbar, Lillis and Valdés are eligible for severance under the Company's severance plan if they are terminated as a result of layoffs, position elimination or similar reasons. Executives do not receive severance benefits if they take a comparable job with Principal Life, fail to sign a release of claims against Principal Life, and/or other specified reasons. The benefit payable under the severance plan is the greater of one week of base salary for each year of service with Principal Life or two weeks of base salary for each $10,000 of annual base salary (rounded to the nearest $10,000). Each of the Named Executive Officers would be eligible for 52 weeks of severance under this plan. The severance plan has a minimum benefit of six weeks and a maximum benefit of 52 weeks of base pay, and also provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under the Retiree plan if the Executive is eligible to retire or COBRA if the Executive is not eligible to

2016 Proxy Statement 45

retire. In circumstances in which the severance plan does not apply, the Human Resources Committee would determine whether any severance benefits would be paid to Messrs. Houston, Lillis and Valdés.

An agreement made with Mr. McCaughan when he was hired provides that if he is terminated without "Cause", as that term is defined in the Change of Control Employment Agreements (see below), he will be paid (i) one year's base compensation and one year's annual bonus at target, and (ii) all other accrued entitlements, in accordance with the terms of the relevant plan.

The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2015:

Named Executive Officer	Severance	Outplacement Services	COBRA Reimbursement	Total

Zimpleman	$6,000,000	$10,000	$0	$6,010,000

Houston	$775,000	$10,500	$5,243	$790,743

Lillis	$551,000	$10,500	$2,058	$563,558

Dunbar	$473,000	$10,500	$5,101	$488,601

McCaughan	$2,612,000	$0	$0	$2,612,000

Valdés	$580,000	$10,500	$7,791	$598,291

Change of Control Employment Agreements

Principal has Change of Control Employment Agreements with each of the Named Executive Officers except Mr. Zimpleman, whose agreement terminated upon his retirement on January 4, 2016. These Agreements have a term of two years and will automatically renew for successive one year periods unless Principal provides a notice electing not to extend the term. If during the term of these agreements a "Pre-Change of Control Event" or a "Change of Control" occurs, the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), Principal will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after tax basis.

The severance and other benefits provided under these agreements will be available to Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre-Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.

Under these Agreements, a "Pre-Change of Control Event" means:

•
An offer that would result in a third party owning 40% or more of the Company's voting securities;

•
A proxy solicitation or contest for the election of one or more members of the Company's Board; or

•
An agreement that would result in a Change of Control.

Under these Agreements, a Change of Control means:

•
Any person becoming an owner of 40% or more of the Company's Common Stock;

•
Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;

•
A merger, reorganization, consolidation or similar transaction in which the shareholders of Principal do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
Approval by the shareholders of Principal of a sale of its assets or a plan of liquidation.
46 2016 Proxy Statement

These Agreements also provide:

•
That the Named Executive Officers receive specified salary, annual incentive compensation and benefits for two years following a Change of Control if their employment continues after the Change of Control;

•
That if the successor to Principal agrees to issue equity to replace the equity awards they received from Principal, the outstanding equity awards will continue or will become equity related to the common stock of the successor company ("Successor"). Any outstanding performance based equity awards will be converted into time vesting restricted stock or RSUs for Principal stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Human Resources Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;

•
For severance and other benefits if their employment is terminated without "Cause" or by the Named Executive Officer voluntarily for "Good Reason." Termination without cause or by the Named Executive Officer for good reason is referred to as a "qualifying termination;" and

•
That they will vest in all benefits previously accrued under the NQDB and Excess Plans, and these benefits will be paid in accordance with these plans.

The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.

For purposes of the Agreements, "Good Reason" means negative changes in the terms and conditions of the Named Executive Officer's employment, consisting of:

•
Failure to pay base salary;

•
Failure to pay the annual bonus or a reduction in annual bonus opportunity;

•
Material adverse change in position, authority or duties;

•
Material reduction in the aggregate compensation and benefits;

•
Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;

•
Any material breach of the Change of Control Employment Agreement;

•
Any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or

•
The failure of the Successor to be bound by the Agreements.

"Cause" means any one or more of the following:

•
Commission of certain crimes;

•
Misconduct or habitual neglect of duties; or

•
Willful or intentional breach of the Change of Control Agreement.

The benefits to be paid or provided under the Agreements if termination occurs for Good Reason or without Cause consist of:

•
Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;

•
Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, performance units, RSUs and deferred stock units;

•
A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and

•
The reimbursement for legal fees and other related expenses to enforce the Agreements.

In addition, until the third anniversary of the date of the Named Executive Officer's termination, he and his eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Executives whose employment continues.

2016 Proxy Statement 47

Pursuant to these Agreements, the Named Executive Officers agreed that for one year following a termination of employment that results in the Named Executive Officer receiving the severance benefits described above, he will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

Potential Payments Upon Termination Related to a Change of Control

The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:

•
termination occurred on December 31, 2015;

•
per share price of the Company's Common Stock was $44.98, the closing price as of December 31, 2015, the last trading day of the year.

Named Executive Officer	Cash Severance(1)	Spread on Previously Unvested Options	Value of Previously Unvested Restricted Stock & Performance Shares(2)	Benefits Continuation(3)	Accelerated Pension Benefit(4)	Total Termination Benefits (before taxes)

Zimpleman	$6,000,000	$977,772	$9,857,727	$46,109	$0	$16,881,608

Lillis	$2,204,000	$301,543	$2,814,848	$31,334	$0	$5,351,725

Houston	$6,975,000	$431,152	$4,230,864	$61,050	$0	$11,698,066

McCaughan	$5,224,000	$401,720	$5,414,827	$48,668	$0	$11,089,215

Valdés	$2,030,000	$258,024	$3,314,711	$61,050	$0	$5,663,785

Dunbar	$1,608,200	$130,436	$1,241,700	$61,050	$0	$3,041,386

(1)
Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Named Executive Officers would be entitled to a pro rata bonus for the year of termination.

(2)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2015, where vesting would be accelerated, at a stock price of $44.98. Performance shares granted in 2014 and 2015 are valued at target, based on our performance to date as of December 31, 2015.

(3)
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer's termination and outplacement services.

(4)
Represents the lump sum present value of the accelerated vesting of unvested retirement benefits. All of the Named Executive Officers are fully vested in their pension benefit.
48 2016 Proxy Statement

Proposal Two—Advisory Vote to Approve Executive Compensation

Say on pay votes will be held annually until the next vote on the frequency of this advisory vote is conducted in 2017, or until the Board determines that a different frequency would be in the best interests of the Company's shareholders.

The Company's Executive compensation program is designed to reward Executives who contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented Executives to perform at the highest level and contribute significantly to the Company's success. The program is designed to tie the delivery of Executive compensation to the achievement of the Company's long and short term financial and strategic goals and to align the interests of Executives and shareholders. The purposes and objectives of, and the rationale behind, the Company's compensation program are described in significant detail in the Compensation Discussion and Analysis, starting on page 21. Of particular note are the following policies and practices aligned with recognized corporate governance best practice:

•
Our Executive compensation is, in large measure, highly variable and directly linked to our short term and long term financial and strategic goals and the performance of the Company's stock price over time.

•
Executives receive a significant portion of total compensation opportunity in the form of equity based long term incentives and are required to own stock in Principal to ensure their interests are aligned with the shareholders' interests and long term performance of Principal.

•
Principal prohibits all employees, including Executives, from: purchasing Company securities on margin, except for the exercise of employee stock options; short sales; trading in put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

•
Principal has a compensation recovery policy to recover incentive compensation paid to Executives if the amount of the compensation was based on achievement of financial results that were subsequently restated, if, in the opinion of the Committee, the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and that the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

•
Our Executive Change of Control Employment Agreements provide market-based service protection and do not contain excise tax gross ups.

•
We provide limited perquisites to Executives—one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees.

•
Our programs are designed to be financially efficient from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure tax deductibility to Principal of all compensation to the extent practicable.

Shareholders are being asked to vote on the Company's compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis and the compensation tables and the accompanying narratives in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but the Company's overall compensation related to our Named Executive Officers. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Human Resources Committee, which is responsible for designing and administering the Company's Executive compensation program, values shareholder opinions and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to vote on an advisory, nonbinding basis to approve the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules through the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The Board of Directors recommends that shareholders vote "For" this resolution.

2016 Proxy Statement 49

Proposal Three—Ratification of Appointment of
Independent Registered Public Accountants

Subject to shareholder ratification, the Audit Committee has appointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2016. In order to assure continuing auditor independence, the Audit Committee periodically considers the advisability and potential impact of selecting a different independent external audit firm. Ernst & Young LLP has served as the Company's independent registered public accountant since it became a publicly traded company in 2001, and Principal Life has used Ernst & Young LLP as its independent registered public accountant for many years prior thereto. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP is in the best interest of the Company and its shareholders. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accountants.

RESOLVED, that the appointment of Ernst & Young, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2016 be ratified.

The Board of Directors recommends that shareholders vote "For" this resolution.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2015 consolidated financial statements.

Audit Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2015 and 2014 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company's independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $10,352,000 in 2015 and $8,984,000 in 2014.

Audit Related Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2015 and 2014 for professional services rendered in connection with audit related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation totaled approximately $1,397,000 in 2015 and $1,530,000 in 2014

Tax Fees

The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with tax services consisting primarily of tax compliance totaled approximately $88,000 in 2015 and $223,000 in 2014. Tax compliance generally involves preparation, assistance or attestation related to tax filings in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and compliance with new tax related regulations.

All Other Fees

The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with other services consisting primarily of software licensing totaled approximately $27,000 in 2015 and $3,000 in 2014.

The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company's independent registered public accountant proposes to provide to the Company, its majority owned subsidiaries, employee benefit plans or affiliates. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to assure that the provision of such services does not impair any auditor's independence. The policy provides for the general preapproval of specific types of Audit and Audit Related services and fees up to an established individual

50 2016 Proxy Statement

engagement and annual threshold. The policy requires specific preapproval of all other services. Pursuant to the policy, each quarter Principal management presents to the Committee a detailed description of each particular service that meets the definition of services that have been generally approved and each service for which specific preapproval is sought, and an estimate of fees for each service. The policy accords the Audit Committee Chair authority to preapprove services and fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non audit services by the independent registered public accountant, the Audit Committee will consider whether the services are compatible with the maintenance of the independent registered public accountant's independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.

The Audit Committee did not approve the services described above under the captions "Audit Related Fees," "Tax Fees" and "All Other Fees" by utilizing the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

2016 Proxy Statement 51

Security Ownership of Certain Beneficial Owners and Management

Except as otherwise indicated below, the following table shows, as of March 14, 2016, beneficial ownership of shares of Common Stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and Executive Officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, for the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding

The Vanguard Group(2)	24,297,072	8.29
100 Vanguard Boulevard Malvern, Pennsylvania 19355

Wellington Management Group LLP(3)	19,825,898	6.77
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210

Nippon Life Insurance Company(4)	18,137,000	6.17
3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan

BlackRock Inc.(5)	15,747,569	5.40
55 East 52nd Street New York, NY 10055

Capital Research Global Investors(6)	9,000,600	3.10
333 South Hope Street Los Angeles, California 90071

Betsy J. Bernard	33,493	*

Jocelyn Carter-Miller	34,080	*

Gary E. Costley	35,970	*

Michael T. Dan	39,378	*

Dennis H. Ferro	17,862	*

C. Daniel Gelatt(7)	368,111	*

Sandra L. Helton	41,092	*

Roger C. Hochschild	304

Richard L. Keyser	0	*

Luca Maestri	0	*

Blair C. Pickerell	0	*

Elizabeth E. Tallett	38,750	*

Timothy M. Dunbar	148,682	*

Daniel J. Houston	551,799	*

Terrance J. Lillis	254,808	*

James P. McCaughan	590,875	*

Luis Valdés	207,916	*

Larry D. Zimpleman	1,782,143	*

All Directors and Executive Officers as a group (24 persons)	5,170,534	1.78

52 2016 Proxy Statement

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 13, 2016 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Ms. Bernard, 31,838; Ms. Carter Miller, 33,810; Dr. Costley, 31,838; Mr. Dan, 29,378; Mr. Ferro, 16,862; Mr. Gelatt, 36,604; Ms. Helton, 31,838; Mr. Hochschild, 304; Mr. Keyser, 0; Mr. Maestri, 9,340; Mr. Pickerell, 0; Ms. Tallett, 36,111; Mr. Dunbar, 122,126; Mr. Houston, 418,891; Mr. Lillis, 177,294; Mr. McCaughan, 439,558; Mr. Valdés, 126,594; Mr. Zimpleman, 1,525,735; and all other executive officers as a group, 705,258.

(2)
The information regarding beneficial ownership by The Vanguard Group is based solely on an amended Schedule 13G filed by it with the SEC on February 10, 2016, which provided information as of December 31, 2015. According to the Schedule 13G, Vanguard has sole voting power with respect to 513,087 shares; shared voting power with respect to 29,300 shares; sole investment power with respect to 23,748,912 shares; and shared investment power with respect to 548,160 shares.

(3)
The information regarding beneficial ownership by Wellington Management Group LLP is based solely on a Schedule 13G filed by it with the SEC on February 11, 2016, which provided information as of December 31, 2015. According to the Schedule 13G, Wellington has sole voting power with respect to 0 shares; shared voting power with respect to 11,526,961 shares; sole investment power with respect to 0 shares; and shared investment power with respect to 19,825,898 shares.

(4)
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2008, which provided information as of February 21, 2008. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares.

(5)
The information regarding beneficial ownership by BlackRock Inc.is based solely on a Schedule 13G filed by it with the SEC on February 10, 2016, which provided information as of December 31, 2015. According to the Schedule 13G, BlackRock has sole voting power with respect to 13,332,266 shares; shared voting power with respect to 0 shares; sole investment power with respect to 15,747,569 shares; and shared investment power with respect to 0 shares.

(6)
The information regarding beneficial ownership by Capital Research Global Investors is based solely on an amended Schedule 13G filed by it with the SEC on February 16, 2016, which provided information as of December 31, 2015. According to the Schedule 13G, Capital Research Global Investors has sole voting power with respect to 9,000,600 shares; shared voting power with respect to 0 shares; sole investment power with respect to 9,000,600 shares; and shared investment power with respect to 0 shares.

(7)
Includes 331,506 shares held by Gingko LLC of which Dr. Gelatt is a controlling shareholder, director and executive officer.

In addition to beneficial ownership of Common Stock, the Company's Directors and Executive Officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 13, 2016, pursuant to previously awarded stock options, RSUs, performance share units and nontransferable accounting entry units such as phantom stock units issued pursuant to Company stock based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

See "Directors' Compensation" on pages 17-19 for a discussion of the options and RSUs granted to Directors under the Principal Financial Group, Inc. 2014 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for Non Employee Directors of Principal Financial Group, Inc. See "Compensation Discussion and Analysis" beginning on page 21 for a discussion of the performance units credited to officers who defer receipt of awards under a long term performance plan, the options and RSUs granted under the 2014 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

As of March 14, 2016, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 2,535; Ms. Carter Miller, 2,535; Dr. Costley, 9,832; Mr. Dan, 15,133; Mr. Ferro, 18,966; Dr. Gelatt, 2,535; Ms. Helton, 2,535; Mr. Hochschild, 5,404; Mr. Keyser, 0; Mr. Maestri, 2,582; Mr. Pickerell, 1,725; Ms. Tallett, 8,523; Mr. Dunbar, 98,992; Mr. Houston, 292,292; Mr. Lillis, 136,697; Mr. McCaughan, 231,909; Mr. Valdés, 138,304; and Mr. Zimpleman, 14,232.

2016 Proxy Statement 53

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive Officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC and the New York Stock Exchange reports of ownership of the Company's securities and changes in reported ownership. Directors, Executive Officers and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2015, the Company's Directors, Executive Officers and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except for one report for one Director. Principal discovered that one report for Roger C. Hochschild was inadvertently not timely filed to disclose restricted stock units granted by the Company as director compensation.

Princpal undertakes to prepare Section 16(a) repors on behalf of its Directors and Executive Officers. A lack of communication within the Company caused the report to be inadvertently filed two business days after the two-day filing requirement for Section 16(a) reports.

54 2016 Proxy Statement

Questions and Answers About the
Annual Meeting

Why didn't I receive a copy of the paper proxy materials?

The Securities and Exchange Commission ("SEC") rules allow companies to deliver a notice of Internet availability of proxy materials to shareholders and provide Internet access to those proxy materials. Shareholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

Why did I receive notice of and access to this proxy statement?

The Board of Directors ("Board") is soliciting proxies to be voted at the annual meeting of shareholders to be held on May 17, 2016, at 9:00 a.m., Central Daylight Savings Time, at 750 Park Street, Des Moines, Iowa, and at any adjournment or postponement of the meeting ("Annual Meeting"). When the Board asks for your proxy, it must send or provide you access to proxy materials that contain information required by law. These materials were first made available, sent or given to shareholders on April 7, 2016.

What is a proxy?

It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Principal has designated three of the Company's officers to act as proxies for the 2016 Annual Meeting: Timothy M. Dunbar, Executive Vice President and Chief Investment Officer; Terrance J. Lillis, Executive Vice President and Chief Financial Officer; and Karen E. Shaff, Executive Vice President, General Counsel and Secretary.

What will the shareholders vote on at the Annual Meeting?
•
Election of four Directors for three year terms;
•
An advisory vote to approve named executive officer compensation; and
•
Ratification of the appointment of independent auditors.

Will there be any other items of business on the agenda?

Principal does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

Shareholders as of the close of business on March 22, 2016 ("Record Date") can vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of Company common stock ("Common Stock") you owned on the Record Date.

2016 Proxy Statement 55

What constitutes a quorum?

One third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 290,583,227 shares of Common Stock outstanding. A quorum must be present, in person or by proxy, before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

How many votes are required for the approval of each item?
•
Each nominee for Director will be elected if there are more votes for the nominee than votes against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections.

•
The advisory vote to approve the Company's Named Executive Officer compensation will be approved if there are more votes for the proposal than against the proposal.

•
The appointment of the independent auditors will be ratified if there are more votes for the proposal than votes against the proposal.

•
Abstentions and broker non votes will be treated as being present at the meeting for the purpose of determining a quorum but will not be counted as votes for the proposals. They have no impact on the Director nominees, the advisory vote to approve named executive officer compensation or ratification of independent auditors.

What are Broker Non votes?

If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give directions, the broker may vote your shares on routine items of business, but not on non routine items. Proxies that are returned by brokers because they did not receive directions on how to vote on non routine items are called "broker non votes."

How do I vote by proxy?

Shareholders of record may vote by mail, by telephone or through the Internet. Shareholders may vote "for," "against" or "abstain" from voting for each of the Director nominees, the advisory vote to approve named executive officer compensation, and the proposal to ratify the appointment of the independent auditors.

•
By Mail.  Sign and date each proxy or voting instruction card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney in fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor, the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•
By Telephone.  Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If you vote by telephone, do not return your proxy or voting instruction card. Telephone voting for proxy cards will be available until 1:00 a.m., Central Daylight Time, on May 17, 2016 and until 1:00 a.m., Central Daylight Time, on May 13, 2016, for voting instruction cards.

•
Through the Internet.  You may vote on line at www.investorvote.com. Follow the instructions provided in the notice of Internet availability of proxy materials or on the proxy or voting instruction card. If you vote through the Internet, do not return your proxy or voting instruction card. Internet voting for proxy cards will be available until 1:00 a.m., Central Daylight Time, on May 17 2016, and until 1:00 a.m., Central Daylight Time, on May 13, 2016, for voting instruction cards.

How do I vote shares that are held by my broker?

If you own shares held by a broker, you may direct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the Internet.

56 2016 Proxy Statement

How do I vote in person?

If you are going to attend the Annual Meeting, you may vote your shares in person. However, we encourage you to vote in advance of the meeting by mail, telephone or through the Internet even if you plan to attend the meeting.

How do I vote my shares held in the Company's 401(k) plan?

The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the discretion of the trustees.

How are shares held in the Demutualization separate account voted?

Principal became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company (the "Demutualization") and the initial public offering of shares of the Company's Common Stock was completed. Principal issued Common Stock to Principal Life, and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans may give Principal Life voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received directions.

Who counts the votes?

Votes will be counted by Computershare Trust Company, N.A.

What happens if I do not vote on an issue when returning my proxy?

If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends:

•
"For" the election of all Director nominees;
•
"For" approval of the Company's named executive officer compensation and
•
"For" the ratification of Ernst & Young LLP as independent auditors.

How do I revoke my proxy?

If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy or voting instructions by voting a new proxy or instruction card or by voting at the meeting.

What should I do if I want to attend the Annual Meeting?

Please bring photo identification and, if your stock is held by a broker or bank, evidence of your ownership of Common Stock as of March 22, 2016. The notice of Internet availability of proxy materials you received in the mail, a letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership.

2016 Proxy Statement 57

How do I contact the Board?

Principal has a process for shareholders and all other interested parties to send communications to the Board through the Lead Director. You may contact the Lead Director of the Board through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

  Lead Director, c/o Karen E. Shaff
  Executive Vice President, General Counsel and Secretary
  Principal Financial Group, Inc.
  Des Moines, Iowa 50392-0300

All emails and letters received will be categorized and processed by the Company's Secretary and then sent to the Company's Lead Director.

How do I submit a shareholder proposal for the 2017 Annual Meeting?

The Company's next annual meeting is scheduled for May 16, 2017. Proposals should be sent to the Company's Secretary. Proposals to be considered for inclusion in next year's proxy statement must be received by December 8, 2016. In addition, the Company's By-Laws provide that any shareholder wishing to propose any other business at the annual meeting must give Principal written notice between January 17, 2017 and February 21, 2017. That notice must provide other information as described in the Company's By-Laws, which are on the Company's website, www.principal.com.

What is "householding?"

We send shareholders of record at the same address one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

If you share the same address as multiple shareholders and would like Principal to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 866-781-1368, or P.O. Box 43078, Providence, RI 02940-3078. You can also contact Computershare to receive individual copies of all documents.

Where can I receive more information about the Company?

We file reports and other information with the SEC. This information is available on the Company's website at www.principal.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The Audit, Finance, Human Resources and Nominating and Governance Committee charters, the Company's Corporate Governance Guidelines, and the Corporate Code of Business Conduct and Ethics are also available on the Company's website, www.principal.com.

The Board urges you to exercise your right to vote by using the Internet or telephone or by returning the proxy or voting instruction card.

58 2016 Proxy Statement

Appendix A

Towers Watson 2015 Financial Services Executive Compensation Survey Participants
AAA Northern California, Nevada & Utah	CSAA Insurance Group
ACE Limited	Cullen Frost Bankers
AFLAC	Delta Dental of California
AgriBank, FCB	Delta Dental Plan of Michigan
AgStar Financial Services	Dollar Bank
AIG	Eastern Bank
Alliant Credit Union	East West Bank
Allianz Life Insurance	Element Fleet Management
Allstate	Emblem Health
Ally Financial	Employers Mutual Casualty Company
American Express	Erie Insurance
Ameritas Life	Ernst & Young
Arthur J Gallagher & Company	Eventide Asset Management, LLC
Aspen Specialty	EverBank
Associated Banc-Corp	Farm Credit Bank of Texas
Assurant	Farmers Group
Athene	Federal Home Loan Bank of Atlanta
Auto Club Group	Federal Home Loan Bank of San Francisco
AXA Group	Federal Reserve Bank of Atlanta
Bank of Montreal	Federal Reserve Bank of Cleveland
Bank of the West	Federal Reserve Bank of San Francisco
Barclays	Federal Reserve Bank of St. Louis
BB&T	Federal Reserve Board
BBVA	Fidelity Investments (FMR)
BECU	Fifth Third Bancorp
Behringer	FINRA
Blue Cross Blue Shield of Arizona	First Data
Blue Cross Blue Shield of Florida	First Financial Bancorp
Blue Cross Blue Shield of Louisiana	First Horizon National
Blue Shield of California	First Interstate Bank
BOK Financial	First Midwest Bancorp
Bremer Financial	First National of Nebraska
Cadence Bank	Franklin Resources
Capital One Financial	Freddie Mac
Caterpillar Financial Services	GATX
CBRE Global Investors	GE Capital
Centene	Genpact
Charles Schwab	Genworth Financial
Chubb	Gray Insurance Company
Cigna	Great American Insurance
Citizens Property Insurance	Great-West Financial
City National Bank	Guardian Life
CLS	Hartford Financial Services Group
CME Group	Health Net
CNA Insurance	Hitachi Capital America
CNO Financial	Horizon Blue Cross Blue Shield of New Jersey
Comerica	H&R Block
Commerce Bancshares	HSBC Bank
2016 Proxy Statement A-1

Humana	Principal Financial Group
Huntington Bancshares	Progressive
Iberia Bank	Protective Life
Indiana Farm Bureau Insurance	Prudential Financial
Inland Bancorp	Radian Group
Jackson National Life	Realogy
JJB Hilliard, WL Lyons, LLC	Regions Financial
John Hancock	Reinsurance Group of America
Johnson Financial Group	RLI
KeyCorp	Rockland Trust Company
Knights of Columbus	Sallie Mae
Liberty Mutual	Santander Bank
Lincoln Financial	SBLI of Massachusetts
Loews	Securian Financial Group
LPL Financial	Society Insurance
Manulife Financial	Springleaf Financial Services
MAPFRE USA	StanCorp Financial Group
Markel	State Farm Insurance
Marsh & McLennan	State Street
Massachusetts Mutual	Sun Life Financial
MB Financial	SunTrust Banks
McGraw-Hill Financial	SVB Financial
Mercedes-Benz Financial Services	Synchrony Financial
MetLife	Synovus Financial Corporation
Moody's	TD Ameritrade
M&T Bank	TD Bank Financial Group
Munich Re Group	Thrivent Financial for Lutherans
Mutual of Omaha	TIAA-CREF
Nasdaq	TigerRisk Partners
Nationwide	Tinker Federal Credit Union
Navy Federal Credit Union	Transamerica
NCCI Holdings	Travelers
NC State Employees' Credit Union	United Federal Credit Union
New York Life	Universal Insurance North America
Northwestern Mutual	University FCU
Ohio National Financial Services	Unum
OneAmerica Financial Partners	USAA
OneBeacon Insurance	U.S. Bancorp
Pacific Life	Visa
PayPal	Voya Financial Services
Penn Mutual Life	Webster Bank
Pentagon Federal Credit Union	Wellpoint
People's Bank	Wells Fargo
Phoenix Companies	Western Union
PlainsCapital	Willis North America
Plymouth Rock Assurance	World Bank
Portfolio Recovery Associates	Zurich North America
Preferred Mutual Insurance Company
A-2 2016 Proxy Statement

Towers Watson 2015 Diversified Insurance Compensation Survey Participants
AFLAC	Northwestern Mutual
AIG	OneAmerica Financial Partners
Allstate	Pacific Life
AXA Group	Phoenix Companies
Cigna	Principal Financial Group
CNO Financial	Prudential Financial
Genworth Financial	Securian Financial Group
Guardian Life	Sun Life Financial
Hartford Financial Services Group	Thrivent Financial for Lutherans
John Hancock	TIAA-CREF
Lincoln Financial	Transamerica
Massachusetts Mutual	Unum Group
MetLife	USAA
Nationwide	Voya Financial Services
New York Life

McLagan 2015 Investment Management Survey Participants
AB (formerly AllianceBernstein L.P.)	Denver Investments
Aberdeen Asset Management	Deutsche Asset & Wealth Management
Acadian Asset Management, LLC	Diamond Hill Investment Group Inc.
Adams Funds	Dimensional Fund Advisors Inc.
Advisory Research, Inc. (Piper Jaffray)	Driehaus Capital Management LLC
AEW Capital Management	DuPont Capital Management
Allianz Global Investors	Duff & Phelps Investment Management Co.
Alpine Woods Capital Investors, LLC	Eaton Vance Management
American Beacon Advisors	Epoch Investment Partners, Inc.
American Century Investments	F-Squared Investments
AMG Funds LLC	Federated Investors, Inc.
AMP Capital Investors Limited	Fidelity Investments
Amundi Smith Breeden LLC	Fiera Capital Corporation
Analytic Investors, LLC	First Quadrant, L.P.
AQR Capital Management, LLC	First Eagle Investment Management, LLC
Arrowstreet Capital, L.P.	Franklin Templeton Investments
Artisan Partners Limited Partnership	Fred Alger & Company, Incorporated
Ashmore Equities Investment Management (US) LLC	Fund Evaluation Group, LLC
AXA Investment Managers	GE Asset Management
Babson Capital Management LLC	Geode Capital Management, LLC
Baring Asset Management, Inc.	Glenmede Trust Company
Barrow, Hanley, Mewhinney & Strauss	GMO LLC
Behringer	Goldman Sachs Asset Management
BlackRock, Inc.	Guggenheim Investments
BNP Paribas Investment Partners	Harding Loevner Management L.P.
BNY Mellon Cash Investment Strategies	Harris Associates
Boston Company Asset Management, LLC, The	Heartland Advisors, Inc.
Brandes Investment Partners, L.P.	Heitman
Brandywine Global Investment Management, LLC	Henderson Global Investors
Bridgewater Associates, Inc.	Hennessy Advisors, Inc.
Bridgeway Capital Management, Inc.	Institutional Capital LLC (ICAP)
Brown Advisory	INTECH
Brown Brothers Harriman & Co.	Intermediate Capital Group
2016 Proxy Statement A-3

Calamos Investments	Invesco Plc
Capital Group	Investment Counselors of Maryland, LLC
Causeway Capital Management LLC	Jacobs Levy Equity Management, Inc.
CBRE Global Investors	Janus Capital Group
Charles Schwab Investment Management, Inc.	Jennison Associates, LLC
ClearBridge Investments	Jensen Investment Management, Inc.
Cohen & Steers, Inc.	JPMorgan Global Investment Management
Columbia Threadneedle Investments	Kayne Anderson Rudnick Investment Management, LLC
CommonFund	Lazard Asset Management LLC
Conning Holdings Corp.	Logan Circle Partners, L.P.
Copper Rock Capital Partners, LLC	Loomis, Sayles & Company, L.P.
Cornerstone Capital Management	Lord, Abbett & Co., LLC
Cornerstone Investment Partners, LLC	Luther King Capital Management
Delaware Investments	MacKay Shields LLC
Matthews International Capital Management	Vaughan Nelson Investment Management, L.P.
McDonnell Investment Management, LLC	Virtus Investment Partners, Inc.
Mellon Capital Management	Vontobel Asset Management, Inc.
Mercer Global Investments	Waddell & Reed Investment Management Co.
MFS Investment Management	Wellington Management Company, LLP
Morgan Stanley Investment Management	Western Asset Management Company
Neuberger Berman Group	Westwood Holdings Group, Inc.
Newfleet Asset Management, LLC	Why Investment Management, Inc.
Nikko Asset Management Americas, Inc	William Blair & Company, L.L.C.
Numerifc Investors LLC	Wisdom Tree Investments, Inc.
Nuveen Investments
NWQ Investment Management Company, LLC
Oaktree Capital Management, LLC
Oppenheimer Funds
Orbis Investment Management Limited
O'Shaughnessy Asset Management, LLC
Pacific Investment Management Company LLC
PanAgora Asset Management, Inc.
PineBridge Investments
Pioneer Investment Management
Principal Global Investors
ProShare Advisors LLC
Putnam Investments
Pyramis Global Advisors
Pzena Investment Management LLC
Rafferty Asset Management LLC (Direxion)
Raymond James Financial Services, Inc.
Research Affiliates LLC
RidgeWorth Capital Management LLC
River Road Asset Management, LLC
RMB Capital Management, LLC
Rockefeller & Co., Inc.
Russell Investments
Sands Capital Management, LLC
Santa Barbara Asset Management, LLC
Schroder Investment Management NA Inc.
Sit Investment Associates, Inc.
Standish Mellon Asset Management Company LLC
State Street Global Advisors
Symphony Asset Management LLC
T. Rowe Price Associates, Inc.
Third Avenue Management LLC
A-4 2016 Proxy Statement

Thompson, Siegel & Walmsley, LLC
Thornburg Investment Management, Inc.
Tradewinds Global Investors, LLC
Trilogy Global Advisors, LLC
Trust Company of the West
UBS Global Asset Management
Van Eck Associates Corporation
Vanguard Group, Inc., The
2016 Proxy Statement A-5

APPENDIX B

Non-GAAP Financial Measures

Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders

Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.

	Years Ended Dec. 31,

(In millions, except as noted)	2015	2014	2013	2012	2011

Net income available to common stockholders per diluted share
Operating earnings per diluted share	$4.26	$4.41	$3.55	$2.69	$2.61
Net realized capital gains (losses)	(0.44)	(0.34)	(0.60)	0.14	(0.44)
Other after-tax adjustments	0.24	(0.36)	—	(0.25)	(0.26)
Adjustment for redeemable noncontrolling interest	—	(0.06)	—	—	—

Net income available to common stockholders per diluted share	$4.06	$3.65	$2.95	$2.58	$1.91

Net income available to common stockholders
Operating earnings	$1,270.5	$1,317.9	$1,059.9	$808.8	$829.3
Net realized capital gains (losses)	(133.8)	(100.5)	(179.1)	39.0	(141.7)
Other after-tax adjustments	72.6	(106.3)	(1.1)	(74.2)	(82.3)

Net income available to common stockholders	$1,209.3	$1,111.1	$879.7	$773.6	$605.3

Net income ROE available to common stockholders (including AOCI)
Operating earnings ROE (x-AOCI, other than foreign currency translation adjustment)	14.2%	15.1%	12.5%	9.8%	10.2%
Net realized capital gains (losses)	(1.5)%	(1.2)%	(2.1)%	0.5%	(1.8)%
Other after-tax adjustments	0.8%	(1.2)%	0.0%	(0.9)%	(1.0)%

Net income ROE available to common stockholders (x-AOCI, other than for currency translation adjustment)	13.5%	12.7%	10.4%	9.4%	7.4%
Net unrealized capital gains (losses)	(1.3)%	(1.2)%	(1.2)%	(1.0)%	(0.5)%
Net unrecognized postretirement benefit obligation	0.6%	0.3%	0.4%	0.4%	0.2%

Net income ROE available to common stockholders (including AOCI)	12.8%	11.8%	9.6%	8.8%	7.1%

2016 Proxy Statement B-1

EE-9039-14

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C 1234567890 Annual Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Principal Financial Group, Inc. Annual Meeting to be Held on Tuesday, May 17, 2016 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! If you want to receive a paper copy or an e-mail of these materials, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side on or before May 6, 2016 to facilitate timely delivery. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at: www.investorvote.com Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 1: Go to www.investorvote.com. Step 2: Follow the instructions on the screen to log in. Step 3: Click on the icon on the right to view the current meeting materials. Step 4: Return to the investorvote.com window and make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. 001CSP00B7 02B0UB P F G

Annual Meeting Notice Principal Financial Group, Inc.’s Annual Meeting will be held on May 17, 2016 at 750 Park Street, Des Moines, Iowa, at 9:00 a.m. Central Daylight Time. The Board of Directors recommends a vote FOR proposals 1, 2 and 3: 1. Election of Directors 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go to www.investorvote.com, or you can request a set of proxy materials by following the instructions at the bottom of this page. If you wish to attend the Annual Meeting, please bring proof of share ownership and photo identification with you. Directions to the Principal Financial Group, Inc. 2016 Annual Meeting 2016 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 17, 2016, 9:00 a.m. Central Daylight Time 750 Park Street, Des Moines, Iowa Upon arrival, please present proof of share ownership and photo identification at the registration desk. You do not need to attend the Annual Meeting to vote. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials. P LEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Telephone — Call us free of charge at 1-866-641-4276 in the USA, US territories & Canada using a touch-tone phone. Internet — Go to www.investorvote.com. E-mail — Send an e-mail to investorvote@computershare.com with “Proxy Materials PFG” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2016. 02B0UB

MMMMMMMMMMMM . 2016 Annual Meeting Proxy Card MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 17, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors Proposals 1. The Board of Directors recommends a vote FOR the listed nominees. The Board of Directors recommends a vote FOR Proposals 2 and 3. ForAgainst Abstain + For Against Abstain 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors 01 - Michael T. Dan 02 - C. Daniel Gelatt 03 - Sandra L. Helton 04 – Blair C. Pickerell Change of Address Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 0 0 4 1 1 <STOCK#> 02B0SB MMMMMMMMM D C B A X IMPORTANT ANNUAL MEETING INFORMATION

. 2016 Annual Meeting 2016 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 17, 2016, 9:00 a.m. Central Daylight Time 750 Park Street, Des Moines, Iowa Upon arrival, please show proof of share ownership and photo identification at the registration desk. You do not need to attend the Annual Meeting to vote. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Principal Financial Group, Inc. This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. Central Daylight Time, May 17, 2016, at 750 Park Street. The shareholder signator(s) on this form hereby appoints Timothy M. Dunbar, Terrance J. Lillis and Karen E. Shaff, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2016 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Votes submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 13, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Voting Instruction Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors Proposals 1. The Board of Directors recommends a vote FOR the listed nominees. The Board of Directors recommends a vote FOR Proposals 2 and 3. ForAgainst Abstain + For Against Abstain 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors 01 - Michael T. Dan 02 - C. Daniel Gelatt 03 - Sandra L. Helton 04 – Blair C. Pickerell Change of Address Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 0 0 4 1 3 <STOCK#> 02B0VB MMMMMMMMM D C B A X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Voting Instruction Card — Principal Financial Group, Inc. By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field (“401(k)”), as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote in person or by proxy all shares credited to your account as of March 22, 2016, the record date, at the 2016 annual meeting of shareholders to be held on May 17, 2016 or at any adjournment or postponement thereof. Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your card, you may choose one of the voting methods outlined below. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Votes submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 13, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Voting Instruction Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors Proposals 1. The Board of Directors recommends a vote FOR the listed nominees. The Board of Directors recommends a vote FOR Proposals 2 and 3. ForAgainst Abstain + For Against Abstain 2. Advisory vote to approve executive compensation 3. Ratification of independent auditors 01 - Michael T. Dan 02 - C. Daniel Gelatt 03 - Sandra L. Helton 04 – Blair C. Pickerell Change of Address Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 7 0 0 4 1 4 <STOCK#> 02B0WB MMMMMMMMM D C B A X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Voting Instruction Card — Principal Financial Group, Inc. By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portfolio Manager of The Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, in person or by proxy, all shares attributable to units credited to your plan account as of March 22, 2016, the record date, at the 2016 annual meeting of shareholders to be held on May 17, 2016 or at any adjournment or postponement thereof. Indicate how your interests are to be voted by the Portfolio Manager by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.